EXHIBIT 2






                     ASSET PURCHASE AND SALE AGREEMENT


                         Dated as of July 17, 1995


                                By and Among



              CAPITAL INDUSTRIES, INC., an Indiana Corporation

                                    and

           TRUCKPRO PARTS & SERVICE, INC., an Indiana Corporation


                                    and


       HAYGOOD LIMITED PARTNERSHIP, an Arkansas Limited Partnership
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                     ASSET PURCHASE AND SALE AGREEMENT

          THIS ASSET PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into this 17th day of July, 1995 (the "Execution Date") by and between CAPITAL INDUSTRIES, INC., an Indiana Corporation ("Capital"); TRUCKPRO PARTS & SERVICE, INC., an Indiana Corporation ("Seller"); and HAYGOOD LIMITED PARTNERSHIP, an Arkansas limited partnership ("Buyer"). Buyer, Capital and Seller are hereby referred to from time-to-time herein as the "Parties" and individually as a "Party."

                            W I T N E S S E T H:

          WHEREAS, Capital is the sole shareholder of Seller, and has no other businesses or business operations; and

          WHEREAS, Seller owns and operates a truck parts distribution and service business (the "Business") with offices and facilities in Indiana, Florida, and Ohio; and

          WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, upon the terms and conditions hereinafter set forth, all of Seller's right, title and interest in and to the assets relating directly or indirectly to the Business, other than certain assets of Seller, as such assets are described herein, and other than the stock of Seller;

          NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereinafter set forth, the Parties hereby agree as follows;


                                 ARTICLE I
                                   ASSETS

          1.1 Assets to be Sold. The Parties agree, subject to the terms and conditions of this Agreement, that on the Closing Date (as defined herein), Seller shall sell, assign, transfer and convey to Buyer the Transferred Assets (as defined herein), free and clear of all liens, charges, claims and encumbrances of every kind and character except those permitted by this Agreement. Seller shall retain the Retained Assets (as defined herein) as Seller's property.

          1.2 Transferred Assets. "Transferred Assets" shall mean all of the assets of Seller as of the Closing Date used directly or indirectly in the Business, but shall not include the Retained Assets. The Transferred Assets shall include, but shall not be limited to, the following:

                    (a) all of Seller's ownership right, title and interest in and to, and all of Seller's rights to use (which ownership and rights to use shall be quitclaimed to Buyer), the names used by the Business including, but not limited
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          to, "Truckpro", "Truckpro Parts & Service, Inc.", "Truckpro,
          Inc.", "Truckpro Heavy Duty Professionals", "EAB, Inc.", "Parts For Trucks, Inc.", "Cleveland Springs Company", "Dent Spring Service, Inc.", "Aronol", "AGA National Products Group", "Gyronol", "The Horton Company," and/or any similar names or all derivatives thereof (collectively, the "Seller Names"), under which Seller has operated the Business or any portion thereof, and all logos (the "Seller Logos") under which Seller has operated the Business or any portion thereof. A true, correct and complete schedule of Seller Names and Seller Logos in reasonable detail is set forth upon Exhibit 1.2A and

                    (b) all of Seller's ownership right, title and interest in and to, and all of Seller's rights to use (which ownership and rights to use shall be quitclaimed to Buyer), all patents, trademarks, trademark licenses, trade names, mastheads, brand names, slogans, copy rights, know-how, formulas, trade secrets and all other intangible assets related to or used in the Business (together, with all proposed or pending applications for any of the above, if and as appropriate, collectively referred to herein as the "Other Intangible Assets"), any interest which is owned or used directly or indirectly by, or registered in the name of, Seller. A true, correct and complete schedule of such Other Intangible Assets in reasonable detail is set forth upon Exhibit 1.2B; and

                    (c)  any and all (i) cash and cash equivalents;
          (ii) partnership interests, investments and securities (collectively, the "Securities") of every kind and character (including interests in mutual funds), with the sole exception of those Securities which constitute Retained Assets; and (iii) accounts of every kind and character (the "Financial Institution Accounts") and safe deposit boxes (the "Deposit Boxes") with financial institutions, of Seller, related to or held by Seller directly or indirectly in connection with the Business (specifically including any cash on hand as of the Closing Date in such accounts). A true, correct and complete schedule of the Securities, the Financial Institution Accounts, and the Deposit Boxes is set forth upon Exhibit 1.2C, showing in reasonable detail a description of the Securities and the name, address, telephone number, account number and Box number of the financial institution(s) holding the Financial Institution Accounts and the Deposit Boxes; and

                    (d) all accounts receivable, bills and notes receivable, commercial paper and acceptances, any other evidences of indebtedness to Seller, caused by or arising directly or indirectly from the Business including amounts due to Seller from vendors but, excluding, however, any Seller Receivable from Capital and any receivables evidencing volume rebates from HD America, Inc.

          (collectively, the "Seller Receivables"). A true, correct and complete schedule of the Seller Receivables shall be delivered to Buyer on or immediately following the Closing Date as Schedule 1.2D in accordance with Section 5.35 hereof. Such schedule shall show, as to each Seller Receivable, the name, address, and telephone number of the obligor, the amount due and payable as of the Effective Date, the interest rate, the monthly, quarterly or annual payment, any balloon payment and the due date thereof; and

                    (e)  all inventories of parts and materials,
          including but not limited to work-in-progress, raw materials and finished goods held for resale by Seller (collectively, the "Inventory"). The Parties agree that on or immediately following the Closing Date a true, correct and complete detail schedule of the Inventory as of the Effective Date shall be prepared by Seller and delivered to Buyer by Seller as Schedule 1.2E in accordance with Section 5.35 hereof; and

                    (f)  all furniture, fixtures, machinery and
          equipment (the "FFE") owned by Seller, and used directly or indirectly in the Business. A true, correct and complete schedule of the FFE having a net book value in excess of Five Hundred Dollars ($500.00) in reasonable detail is set forth upon Schedule 1.2F, to be delivered by Seller to Buyer on or immediately following the Closing Date in accordance with Section 5.35 hereof; and

                    (g)  any and all vehicles owned or leased by
          Seller and used directly or indirectly in the Business.
          Exhibit 1.2G lists all such vehicles by make, model, year, license plate number and serial or VIN number; and

                    (h) all data processing hardware (the "Hardware") and Software (as such term is defined in Section 3.29) developed, purchased, leased or otherwise used directly or indirectly in the operation of the Business. A true, correct and complete schedule of the Hardware in reasonable detail is set forth upon Exhibit 1.2H and a true, correct and complete schedule of the Software in reasonable detail is set forth upon Exhibit 1.2I; provided, however, that Buyer agrees that Seller shall quitclaim the Software to Buyer; and

                    (i) all supplies and materials owned or leased by Seller and used directly or indirectly by Seller in connection with the Business; and

                    (j) all customer, supplier and all other related lists and records of Seller; and

                    (k)  the leases (and all options thereunder)
          (collectively, the "Leases") and all of Seller's right,
          title and interest in and to all real properties (the
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          "Leased Real Properties") leased by Seller and used directly or indirectly in the Business. A true, correct and complete schedule of the Leased Real Properties is set forth upon
          Exhibit 1.2J, which schedule more particularly identifies each parcel of Leased Real Property by name of Seller's retail stores (collectively, the "Stores") operated thereon, address, telephone number and legal description; and

                    (l)  all real properties (the "Owned Real
          Properties") owned by Seller, including, but not limited to, the parcels of property more particularly identified by address and legal description upon Exhibit 1.2K, excluding, however, a certain parcel of unimproved real property owned by Seller containing approximately 23,000 square feet located at the corner of Beaver Street and McDuff Avenue in Jacksonville, Florida (the "Jacksonville Excess Land"), which parcel is also more particularly identified upon
          Exhibit 1.2K; and

                    (m) all (whether written or oral) contracts, agreements, arrangements, commitments and understandings, franchises, confidentiality agreements, personal property leases, security deposits and options under leases, supply contracts, purchase contracts, service contracts, and understandings of every kind and character (collectively, the "Contracts") to which Seller is a party that are related to or connected directly or indirectly to the Business; provided, however, that Seller shall not be required to disclose Contracts which are (i) terminable on thirty (30) days or less notice without penalty or cost or (ii) require the payment, in the aggregate as to each, of Five Thousand Dollars ($5,000) or less. A true, correct and complete schedule of the Contracts in reasonable detail is set forth upon Exhibit 1.2L, which schedule more particularly identifies each Contract by party, date, description of service or type, whether assignable (and if so, any terms and conditions of assignment) and expiration date; and

                    (n)  all rights and claims under insurance
          policies for non-material damage to Transferred Assets to the extent that any damaged Transferred Assets have not been repaired or replaced prior to Closing; and

                    (o)  all licenses, permits, approvals and
          authorizations (collectively, the "Permits") issued by any and all governmental authorities relating directly or indirectly to the Transferred Assets or the Business. A true, correct and complete schedule of the Permits in reasonable detail is set forth upon Exhibit 1.2M, which schedule more particularly identifies each Permit by party, date, description of service or type, whether assignable (and if so, any terms and conditions of assignment) and expiration date; and

                    (p) all security deposits and prepaid expenses of every kind and character (collectively, the "Prepaid Expenses") other than prepaid income taxes of Capital or Seller, if any, that are related directly or indirectly to or connected with the Business, including, but not limited to, utility deposits and similar monies held by third parties and loans to employees. A true, correct and complete schedule of the Prepaid Expenses in reasonable detail is set forth upon Exhibit 1.2N, which schedule shows, as to each such Prepaid Expense, the amount thereof, its purpose, the holder thereof, and any limitations upon Seller's ability to utilize the full value thereof; and

                    (q)  all financial, employee, operational,
          historical, and other records of every kind and character relating directly or indirectly to the Business (collectively, the "Books and Records") including, without limitation, all Books and Records relating to (i) employees;
          (ii) the purchase of materials, supplies and services; and
          (iii) dealings with customers and distributors of the Business, including all other existing records relating to the Business, other than confidential information regarding HD America in the possession of Seller (except as otherwise provided herein regarding HD America information), the corporate minute books, capital stock books and original tax returns of Seller (provided, however, that true and complete copies of all such tax returns shall be furnished to Buyer), however and wherever held, including computer tapes, microfiche, tape recordings, video tapes and/or all other forms of data storage; and

                    (r) if not otherwise set forth above, and with the sole exception of the Retained Assets, all other assets of every kind and character used directly or indirectly in or required for the continuance of the Business, whether tangible or intangible, owned by Seller on the Closing Date.

          1.3 Retained Assets. The term "Retained Assets" shall mean the following specified assets of Seller used directly or indirectly in the Business:

               (a) all of the issued and outstanding shares of the capital stock of Seller;

               (b)  the Jacksonville Excess Land;

               (c) the stock record books, original tax returns and corporate minute books of Seller;

               (d) all receivables owed to Seller by Capital, as set forth as of the Execution Date upon Exhibit 1.3;

               (e) all receivables related to volume discounts from HD America, Inc., the stock of HD America, Inc. owned by

          Capital and/or Seller, and certain promissory notes (the "HDA Notes") owed by HD America, Inc. to Seller;

               (f) the aggregate accrued interest on the HDA Notes;

               (g) any deposits held by third parties related to Seller's health and dental Plans; and

               (h) all funds escrowed by Seller under and pursuant to Seller's first mortgage encumbering Seller's Owned Real
          Properties located in Jacksonville, Florida.

                                 ARTICLE II
                              PRICE AND TERMS

          2.1 Consideration. Subject to the terms and conditions of this Agreement, and in consideration of the sale, conveyance, assignment, transfer and delivery by Seller of the Transferred Assets, on the Closing Date Buyer shall deliver or cause to be delivered to Seller, shall assume certain liabilities of Seller or pay certain liabilities on Seller's behalf to the persons owed by Seller, in the manner set forth herein and in payment (the "Estimated Purchase Price") for the sale, conveyance, assignment, transfer and delivery of the Transferred Assets, the following:

               (a) A wire transfer of federal or other immediately available funds into an account designated in writing for such purpose by Seller at least two (2) days before the Closing Date, all in an aggregate amount equal to the Estimated Purchase Price, which shall be determined in accordance with the provisions of
     Section 2.2 below:

               (b) As to the following liabilities of Seller, to the person(s) owed such sums by Seller, funds to satisfy such liabilities as such liabilities become due and payable in accordance with the terms thereof:

                    (i) the aggregate dollar amount of the aggregate accrued but unpaid trade payables (the "Trade Payables") of Seller as of the Effective Date. The Parties agree that a true, correct and complete schedule and aging of the Trade Payables showing the person owed, the amount owed by Seller, the date due and the age thereof as of the Effective Date shall be delivered as Schedule 2.1B to Buyer on or immediately following the Closing Date in accordance with
          Section 5.35 hereof; and

                    (ii) subject to the Parties' agreements set forth in Section 2.3(d), the aggregate dollar amount of the accrued but unpaid expenses (the "Accrued Expenses") of Seller as of the Effective Date. The Parties agree that a true, correct and complete schedule of the Accrued Expenses as of the Effective Date shall be delivered to Buyer on or immediately following the Closing Date as Schedule 2.1C in accordance with Section 5.35; and

               (c) As to the following liabilities of Seller, Assignment and Assumption Agreements, substantially in the forms set forth on Exhibit 2.1A hereto (collectively, the "Assumption Agreements"), whereby as of the Effective Date and subject to the Parties' agreements set forth in Section 2.4, Buyer shall assume and thereafter pay, perform or discharge such liabilities:

                    (i)  the Leases as listed on Exhibit 1.2J;
          provided, however, that the assumption thereof shall be subject to the provisions of Section 5.3 hereof; and

                    (ii) the Contracts as listed upon Exhibit 1.2L; provided, however, that the assumption thereof shall be subject to the provisions of Section 5.3 hereof and provided, further, however, that Buyer shall not and does not assume the obligations of Seller, if any, under and pursuant to an Agreement for Purchase and Sale of Assets (the "City Truck Agreement") dated as of July 1, 1991 by and between Capital, Seller, City Truck and Trailer Parts, Inc., an Alabama corporation and others.

          The Parties agree that following the Closing the Estimated Purchase Price shall be subject to review and, if required, adjustment in the manner set forth in this Agreement.

          The Parties further agree that the liabilities of Seller identified in subsections 2.1(b)(i) and (ii) shall be referred to herein as the "Funded Liabilities;" the liabilities of Seller identified in subsections 2.1(c)(i) and (ii) as the "Assumed Liabilities;" and the Funded Liabilities and the Assumed Liabilities collectively as the "Liabilities." The Parties further agree there shall be excluded, from each of the above, any amounts owed to any Affiliate of Seller by Seller.

          2.2 Estimated Purchase Price; Adjustment. The Parties hereby agree as follows:

               (a) The cash portion of Estimated Purchase Price to be paid by Buyer to Seller for the Transferred Assets at Closing shall be an amount of immediately available funds equal to:

                    (i)  the aggregate dollar value of the Transferred
                         Assets minus

                    (ii) the aggregate dollar value of the outstanding
                         balance of the Liabilities,

     all as set forth on the Closing Statement (as such term is defined below), to be prepared in accordance with Section 2.3.

               (b) Upon delivery by Seller to Buyer of the August 31 Statement, and completion of (i) the audit thereof, (ii) the Parties' review thereof, and (iii) all action taken by the Arbitrator, if required, the Estimated Purchase Price shall be re-calculated in the manner set forth in Section 2.2(a) based upon the Final Statement (as such term is defined below), and if necessary, adjusted in the manner set forth below. Following such re-calculation, the Estimated Purchase Price as so re-calculated shall be deemed for all purposes of this Agreement the "Final Purchase Price".

               (c) Upon completion of the actions set forth in 2.2(b)(i)-(iii) above, the Final Purchase Price shall be compared to the Estimated Purchase Price paid by Buyer at Closing. If such comparison shows that at Closing Seller was paid too much, Buyer and Seller agree that Seller shall immediately pay the amount of any such excess to Buyer, which funds shall be delivered to Buyer via wire transfer of federal or other immediately available funds to an account designated in writing by Buyer for such purpose. If, however, such comparison shows that Seller was paid too little at Closing, Buyer shall immediately pay the amount of any such deficiency to Seller via wire transfer of federal or other immediately available funds to an account designated in writing by Seller for such purpose.

          2.3  Financial Statements Related to the Closing.

               (a) July 31 Balance Sheet; Closing Statement. As soon as reasonably possible after July 31, 1995, but in no event later than August 21, 1995, Capital shall deliver to Buyer:

                    (i) an unaudited consolidating balance sheet (the
               "July 31 Balance Sheet") of Capital as of 11:59 p.m. on July 31, 1995. The July 31 Balance Sheet shall be prepared in accordance with generally accepted accounting principles applied in a manner consistent with preparation of the March 31 Balance Sheet (as such term is defined below); provided, however, that Buyer acknowledges and agrees that the July 31 Balance Sheet shall not contain, when delivered to Buyer, Capital's normal year-end adjustments. The July 31 Balance Sheet shall be delivered to Buyer as Schedule 2.3A in accordance with Section 5.35 hereof and shall be accompanied by a certificate of the Chief Financial Officer of Capital (or, if no such officer exists, the officer performing the duties of a Chief Financial Officer) stating that it has been prepared in accordance with the foregoing; and

                    (ii) an unaudited Statement of Assets To Be Sold
               and Liabilities To Be Funded or Assumed, dated as of July 31, 1995 (the "Closing Statement"), together with workpapers setting forth the adjustments to the July 31 Balance Sheet identified in next sentence. To prepare the Closing Statement, Capital shall adjust the assets and liabilities set forth on the July 31 Balance Sheet by the financial and other adjustments set forth in
               Section 2.3(d). Capital shall otherwise prepare the Closing Statement in accordance with generally accepted accounting principles applied in a manner consistent with preparation of the March 31 Balance Sheet. The Closing Statement shall be delivered to Buyer as
               Schedule 2.3B in accordance with Section 5.35 hereof and accompanied by a certificate of the Chief Financial Officer of Capital (or, if no such officer exists, the officer performing the duties of a Chief Financial Officer) stating that it has been prepared in accordance with the foregoing.

               (b) August 31 Balance Sheet; August 31 Statement. As soon as reasonably possible after August 31, 1995, but in no event later than October 1, 1995, Capital shall prepare and deliver to Buyer and to Coopers & Lybrand, LLP, Capital's auditors (the "Auditors"), the following:

                    (i) an unaudited consolidating balance sheet (the
               "August 31 Balance Sheet") of Capital as of 11:59 p.m. on August 31, 1995. The August 31 Balance Sheet shall be prepared in accordance with generally accepted accounting principles applied in a manner consistent with preparation of the March 31 Balance Sheet. The August 31 Balance Sheet shall be delivered to Buyer as
               Schedule 2.3C in accordance with Section 5.35 hereof and accompanied by a certificate of the Chief Financial Officer of Capital (or, if no such officer exists, the officer performing the duties of a Chief Financial Officer) stating that it has been prepared in accordance with the foregoing; and

                    (ii) an unaudited Statement of Assets To Be Sold
               and Liabilities To Be Funded or Assumed, dated as of August 31, 1995 (the "August 31 Statement"), together with workpapers setting forth the adjustments to the August 31 Balance Sheet identified in next sentence.
               To prepare the August 31 Statement, Capital shall adjust the August 31 Balance Sheet by the financial and other adjustments set forth in Section 2.3(d). Capital shall otherwise prepare the August 31 Statement in accordance with generally accepted accounting principles applied in a manner consistent with preparation of the March 31 Balance Sheet. The August 31 Statement shall be delivered to Buyer in accordance with Section 5.35 hereof as Schedule 2.3D and accompanied by a certificate of the Chief Financial Officer of Capital (or, if no such officer exists, the officer performing the duties of a Chief Financial Officer) stating that it has been prepared in accordance with the foregoing.

               (c) Audit. Capital shall then, at Capital's expense, cause the Auditors to audit the August 31 Statement and to prepare a report on the results of such audit as soon as reasonably possible following Capital's delivery of the August 31 Statement. The report of Capital's Auditors shall be prepared and delivered on or before October 31, 1995 and shall be delivered contemporaneously to Buyer, Seller and Capital by Capital's Auditors. The audited August 31 Statement shall be referred to herein as the "Final Statement."

               (d) Closing and Post-Closing Adjustments. The following adjustments shall be made by Capital acting through its Chief Financial Officer (or, if no such officer exists, the officer performing the duties of a Chief Financial Officer) to the July 31 Balance Sheet and the August 31 Balance Sheet to create the Closing Statement and the July 31 Statement (the Parties agree the July 31 Balance Sheet adjustments shall be collectively referred to as the "Closing Adjustments," and the August 31 Balance Sheet adjustments as the "Post-Closing Adjustments"):

               (1) the aggregate dollar value of Seller's inventories shall be reduced by:

                       (a) seventy five percent (75%) of the
                       aggregate dollar amount of any carrying costs which have been capitalized by Seller, plus

                       (b) an amount equal to the aggregate of:

                         (i) one hundred percent (100%) of the
                         aggregate dollar value of all items of
                         inventory that are, in Buyer's reasonable judgment, damaged or in otherwise unsalable condition;

                         (ii) sixty five percent (65%) of the
                         aggregate dollar value of all Fuel-Dri
                         (Seller Vendor Code "FD") products; and

                         (iii) as to the aggregate dollar value of the applicable inventory items, a reduction in such values in an aggregate dollar amount determined by: (y) multiplying such values by the percentages set forth upon Exhibit 2.3A as to all inventory classified under Seller's current inventory classification system as "Class 13" (i.e., inventory items that have not sold during the preceding twelve months); provided, however, that for any Seller vendor line not included upon Exhibit 2.3A, the Parties agree that the percentage shall be fifty percent (50%), and (z) obtaining the sum of the resulting values; and

                       (c) fifty percent (50%) of the aggregate dollar value of any freight costs which have been capitalized by Seller as part of Seller's aggregate inventories.

               (2) the aggregate dollar value of all intangible assets, including, but not limited to, customer lists, patents, trademarks, goodwill or covenants not to compete shall be reduced to zero.

               (3) the aggregate dollar value of all prepaid loan costs and deferred moving costs shall be reduced to zero.

               (4) the value of Seller's furniture and fixtures shall be increased by the sum of One Hundred Forty Seven Thousand Dollars ($147,000).

               (5) Certain of Seller's Owned Real Properties shall be valued as follows: (a) Seller's service center at 3140 West Morris Street in Indianapolis, Indiana valued at One Million Dollars ($1,000,000), based upon an Appraisal Report dated as of January 19, 1995 prepared by Meid Compton Realty; (b) Seller's store located at 2525 West Beaver Street in Jacksonville, Florida (excluding, however, the Jacksonville Excess Land) shall be valued at Five Hundred Fifty Thousand Dollars ($550,000), based upon an Appraisal Report dated as of January 27, 1995 prepared by Hollis Wilson Wagand, Inc.; and
                    (c) Seller's store located at 1616 Western Avenue in South Bend, Indiana shall be valued at its appraised fair market value as of the Effective Date; provided, however, that notwithstanding the results of any appraisal of such property the Parties agree that Buyer shall not be required to pay more than Sixty Thousand Dollars ($60,000) for the South Bend store. In addition, the Parties agree that, as to the Owned Real Properties identified in this subsection 2.3(d)(5), if expenditures for the improvement of such properties have not been recorded by Seller in general ledger asset accounts which relate directly to such real properties, but instead have been recorded by Seller in other asset accounts of Seller, all such asset amounts shall be considered Retained Assets and shall not be purchased by Buyer.

               (6) To the extent that Capital, Seller or the Buyer become aware of any new facts or circumstances that would affect any estimates made in the preparation of the July 31 Balance Sheet or the August 31 Balance Sheet or the July 31 Balance Sheet accruals or the August 31 Balance Sheet accruals, including but not limited to the accruals for incurred but unpaid health claims, warranty expense, and vacation and sick pay, such accruals shall be adjusted based upon such new facts and circumstances. If, at Closing, no such new facts and circumstances shall exist, Capital's Chief Financial Officer shall so certify in writing to Buyer.

               (7) Over-banked cores (over-returns to core bank) shall be valued at the vendor's cost of such cores, less a reserve calculated in a manner consistent with preparation of the March 31 Balance Sheet.

               (8) The Seller Receivables (excluding amounts due Seller from Capital, amounts evidencing volume rebates from HD America, Inc., and accounts receivable due Seller from vendors; vendor accounts are specifically addressed in Section 2.3(d)(10) below), shall be purchased at their net amounts.

               (9) The Retained Assets and all liabilities of Seller set forth on the July 31 Balance Sheet and the August 31 Balance Sheet, respectively, which do not constitute Liabilities shall be valued at zero.

               (10) The aggregate dollar value of any accounts
                    receivable due Seller for warranty and other returns to Seller's vendors shall be reduced by an adequate reserve reasonably satisfactory to Buyer for denied warranty claims, unacceptable merchandise returned and handling charges.

               (11) The aggregate dollar amount of any accrued expense
                    of Seller regarding Seller's health benefit plans shall be reduced to zero.

     The Parties further agree as follows: (i) the inventories of Seller included in the August 31 Statement shall be based on physical inventories taken by Seller or Capital, or the Auditors, at Seller's or Capital's expense, and Buyer shall be given reasonable notice and an opportunity to participate, at Buyer's expense, in the taking of such inventories, and (ii) as appropriate, the Closing and Post-Closing Adjustments shall be made to the applicable financial statement line items reflecting general ledger accounts of Seller or Capital which require adjustment to effect the agreements of the Parties set forth in this subsection 2.3(d).

               (e) Escrow Agreement. In connection with the Parties' agreements set forth in this Section 2.3, the Parties agree to execute and deliver on the Closing Date an Escrow Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit 2.3B, whereby the note payment received from HDA in August, 1995 (the "August Note Payment") and the HDA Notes shall be placed into escrow at Closing to provide a fund to satisfy other obligations of Seller to Buyer, as set forth in Section 5.16.

               (f) No Disputes; Disputes. The Parties agree as follows:

                    (i)  The Parties shall have ten (10) days
          following their receipt of the Final Statement in which to evaluate the Final Statement. If no Party has an objection thereto, at the end of such ten (10) day period the Purchase Price shall be re-calculated, and, if required, adjusted based upon the Final Statement. Such re-calculation and adjustment shall occur on or before the expiration of a period ending fifteen (15) days after the Parties' receipt of the Final Statement.

                    (ii) If either Seller or Buyer shall dispute the results of the Final Statement, or any portion thereof, the disputing Party(s) shall notify the other thereof in writing, which notice (the "Dispute Notice") shall specify in reasonable detail all points of disagreement. The Dispute Notice shall be given within ten (10) days following the Parties' receipt of the Final Statement. If a Dispute Notice is given, Buyer and Seller shall promptly meet and use their best efforts, acting in good faith, to resolve such disputes within ten (10) business days following the date of the Dispute Notice. If such disputes cannot be resolved by Buyer and Seller within ten (10) business days following the date of the Dispute Notice, independent accountants designated by Seller ("Seller's Accountants") and independent accountants designated by Buyer ("Buyer's Accountants") shall, within five (5) days after the expiration of such ten-business day period, jointly select from the "Big Six" accounting firms a firm of independent public accountants which has not performed any services since January 1, 1992 for either Seller or Buyer or their respective Affiliates to act as an arbitrator (the "Arbitrator") to determine and resolve in favor of either Buyer or Seller all points of disagreement. Such arbitration shall occur pursuant to the rules of the American Arbitration Association then existing. The Arbitrator shall render its decision within thirty (30) days following the date of its appointment as Arbitrator. All determinations made by the Arbitrator shall be final, conclusive and binding on the Parties.

     The Purchase Price shall then be adjusted by the Parties, acting through their Chief Financial Officers (or, if no such officer exists, the officer performing the duties of a Chief Financial Officer) within five (5) days of the Parties' receipt of the decision of the Arbitrator, based upon such decision.

               (g) Access to Books and Records. Buyer and Seller shall afford the other, their counsel, their Accountants and the Arbitrator such access to the books and records of the other relating to the Business as is reasonably necessary or desirable to effect the Parties' agreements set forth in this subsection
     2.3. Buyer and Seller agree to use their respective best efforts to cause Buyer's Accountants, Seller' Accountants and the Arbitrator to cooperate fully in resolving fully any disputes regarding the Final Statement. Such cooperation shall include, without limitation, exchange of all relevant information and documentation.

               (h)  Expenses.  Buyer and Seller shall pay,
     respectively, the fees of the Accountants employed by each. The Party objecting to the Final Statement shall pay the fees and expenses of the Arbitrator (if any) incurred in connection with any disputes involving the Final Statement; if both Parties shall object to the Final Statement, the fees and expenses of the Arbitrator shall be paid equally by Buyer and Seller.

          2.4 Liabilities Not Assumed or Funded. The Parties agree as follows:

               (a) Except as and to the extent otherwise expressly set forth in this Agreement, the Parties agree that Buyer has not agreed to assume or to fund and shall have no obligation regarding any liability or obligation, direct or indirect, absolute or contingent, of Seller, any Affiliate of Seller, the Business or any other person. Except for the Liabilities and the covenants of Buyer set forth in this Agreement and in the Subsidiary Agreements, the Parties agree there shall be no liability or obligation of Buyer either (i) to Seller; (ii) to Seller's creditors; or (iii) to any other person growing out of or arising directly or indirectly from the consummation of the transactions contemplated by this Agreement. In connection therewith, the Parties specifically agree that Buyer shall not assume: (1) Seller's or Capital's bank indebtedness; (2) convertible subordinated debentures of Capital; (3) Seller's or Capital's local, federal or state income taxes; (4) any intercompany accounts between Capital and Seller; (5) the Plans (as defined in Section 3.13); (6) the Funded Liabilities; or (7) as is set forth above, any other liability of any kind or character of Seller not specifically assumed or funded by Buyer as set forth herein.

               (b) Seller shall pay and discharge any liability or obligation of Seller not expressly assumed or to be funded by Buyer hereunder no later than the respective maturity date thereof, if prior to the Closing Date, or on or before the Closing Date if any such liability or obligation is secured by a lien or liens on any of the Transferred Assets. All other liabilities of Seller which are not Liabilities shall remain the sole obligation and expense of Seller and shall be paid by Seller in full, either before, on or after the Closing Date, unless the subject of a dispute by Seller with the other parties thereto, acting in good faith.

          2.5 Documents of Sale and Conveyance. The sale, conveyance, assignment, transfer and delivery of the Transferred Assets shall be effected by delivery by Seller to Buyer of

                     (a) duly executed Bills of Sale in recordable
               form substantially in the form of Exhibit 2.5A hereto (collectively, the "Bills of Sale");

                     (b) Quitclaim Bills of Sale (the "Quitclaim
               Bills") substantially in the form attached hereto as
               Exhibit 2.5B in recordable form regarding all Seller Names, Seller Logos and the Other Intangible Assets,

                     (c) Assignment and Assumption Agreements
               regarding the Leases (the "Leasehold Assignments") substantially in the form attached hereto as
               Exhibit 2.5C, accompanied by Consent and Estoppel Agreements in the form attached as Exhibit 2.5D;

                    (d) Assignment and Assumption Agreements regarding
               the Contracts (the "Contract Assignments") substantially in the form attached as Exhibit 2.5E, accompanied by Consent and Estoppel Agreements in the form attached as Exhibit 2.5F; and

                    (e) Such other good and sufficient instruments of
               conveyance and transfer (collectively, the "Other Instruments") as Buyer shall reasonably request and as shall be necessary to vest in Buyer good, valid and marketable title to the Transferred Assets, free and clear of any and all liabilities, obligations, claims, liens and encumbrances (whether absolute, accrued, contingent or otherwise), with the sole exception of
               (x) the agreements of Buyer and Seller set forth herein whereby Buyer has agreed to accept Seller's quitclaim conveyance of certain of the Transferred Assets; (y) liens, encumbrances and exceptions related directly to the Liabilities; and (z) liens, encumbrances and exceptions expressly permitted by this Agreement.

          2.6 Effective Date; Closing Date. The Parties agree as follows:

               (a) The effective date (the "Effective Date") of the consummation of the transactions contemplated by this Agreement shall be 11:59 P.M. on August 31, 1995. The Parties further agree that (i) from and after the Effective Date, all results of the operation of the Business shall become the Buyer's property and for the Buyer's account; (ii) as is set forth elsewhere herein, all operational cutoffs and prorations (i.e., payroll, utilities, and the like) shall take effect as of the Effective Date, and any such matter not specifically addressed herein shall be prorated as of the Effective Date; and (iii) between the Effective Date and the Closing Date Seller shall operate the Business in accordance with the terms and conditions of this Agreement.

               (b) The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Barnes & Thornburg, 1313 Merchants Bank Building, 11 South Meridian Street, Indianapolis, Indiana 46204 on August 31, 1995 or, if later, the first business day following the date on which all of the conditions contained in Articles VI and VII, to the extent not waived by the Party benefiting thereby, are satisfied, but not later than the later of (i) September 30, 1995, or
     (ii) such other date as Buyer and Seller may agree in writing prior to September 30, 1995 (September 30, 1995, or such other date, as applicable, is referred to herein as the "Final Date"). The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

               (c) Deliveries by Seller. At the Closing, Seller shall deliver to Buyer the following:

                    1. the Bills of Sale and the Quitclaim Bills;

                    2. the Assignments, the Contract Assignments and the Leasehold Assignments;

                    3. the Other Instruments;

                    4. the Consent and Estoppel Agreements;

                    5 documents evidencing the transfers of licenses and registrations referred to in Section 5.5 hereof;

                    6. documents evidencing the transfers of all motor vehicles and registrations thereof referred to in
          Section 5.5 hereof;

                    7. officers' certificates referred to in Section
          6.3 hereof;

                    8. the opinion of counsel referred to in Section
          6.6 hereof;

                    9. executed counterparts of any consents referred to in Section 5.3 hereof;

                    10.  all Books and Records;

                    11. the Certificates of Amendment and Articles of Amendment of Seller regarding Seller's name change referred to in Section 5.9 hereof; provided, however, that Buyer agrees that Seller shall file such Certificates and/or Articles immediately following the Closing Date; and

                    12. all other previously undelivered documents, instruments and writings required to be delivered by Seller to Buyer at or prior to Closing pursuant to this Agreement.

               (d) Deliveries By Buyer. At the Closing, Buyer shall deliver to Seller (unless delivered previously) or into escrow the following:

                    1. the Estimated Purchase Price via wire transfer of federal or other immediately available funds referred to in Section 2.1(a) hereof;

                    2. the Assignment and Assumption Agreements referred to in Section 2.1(c) hereof;

                    3. the officer's certificates referred to in
          Section 7.2 and 7.3 hereof;

                    4. the opinion of counsel referred to in Section
          7.6 hereof; and

                    5. all other previously undelivered documents, instruments and writings required to be delivered by Buyer to Seller at or prior to the Closing pursuant to this Agreement.


                                ARTICLE III
            REPRESENTATIONS AND WARRANTIES BY SELLER AND CAPITAL

          Each of Capital and Seller hereby jointly and severally represent and warrant to Buyer the following, both on the Execution Date hereof and on the Closing Date:

          3.1 Organization and Good Standing. Capital and Seller are corporations duly organized and validly existing under the laws of the State of Indiana.

          3.2 Authority. Capital and Seller will have all requisite corporate power and authority to own their properties and to conduct their business, and, subject to the obtaining of the approval of their Boards of Directors in accordance with Section
     5.37 hereof, when such approval is obtained, to execute and deliver this Agreement and any instruments and agreements contemplated herein required to be executed and delivered by them pursuant to this Agreement, including, without limitation, the Bills of Sale, Assignments, and the Other Instruments, and to consummate the transactions contemplated hereby and thereby. Subject to the obtaining of the approval of their Boards of Directors in accordance with Section 5.37 hereof, when such approval is obtained, this Agreement will be duly authorized, executed and delivered by Capital and Seller, and no other corporate act or proceeding on the part of Capital or Seller will be necessary to authorize this Agreement or any agreement or instrument contemplated hereby (which, for purposes of convenience, are referred to herein as the "Subsidiary Agreements") or the transactions contemplated hereby or thereby. Subject to the obtaining of the approval of their Boards of Directors in accordance with Section 5.37 hereof, when such approval is obtained this Agreement will be, and each of the Subsidiary Agreements, when executed and delivered to Buyer by Capital or Seller, or both, as the case may be, at the Closing, will be a valid and binding obligation of such entity, enforceable against such entity in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally. Subject to the obtaining of the approval of their Boards of Directors, in accordance with Section 5.37 hereof, when such approval is obtained the consummation of the transactions contemplated by this Agreement and the Subsidiary Agreements will not violate, breach or constitute a default under the applicable Certificate of Incorporation or Articles of Incorporation or Bylaws of Seller or Capital.

          3.3 No Violation. Neither the execution and delivery by Capital or Seller of this Agreement or any of the Subsidiary Agreements, nor the consummation by Capital or Seller of the transactions contemplated hereby or thereby, will violate any provision of law, the Certificate of Incorporation or Articles of Incorporation or By-Laws of Seller or Capital, or, except as set forth in Exhibit 3.3, violate or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation of Seller or Capital pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Transferred Assets under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller or Capital is a party or by which Seller or Capital may be bound or affected or to which any of the Transferred Assets may be subject, or violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority.

          3.4 Brokers. Seller has not employed any broker, agent or finder in connection with any transaction contemplated by this Agreement.

          3.5 Seller. Capital owns all the outstanding capital stock of Seller free and clear of all options, liens, claims, charges or encumbrances of any kind, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Seller to any person. Except for the Securities, the Transferred Assets do not include any capital stock of any corporation.

          3.6  Financial Statements; Undisclosed Liabilities.

               (a) Capital has previously delivered to Buyer true, correct and complete copies of: (i) the consolidated balance sheets of Capital dated as of March 31, 1992, March 31, 1993, March 31, 1994 and March 31, 1995; and (ii) the related audited consolidated statements of operations, stockholders' equity and cash flows for the years ended March 31, 1992, March 31, 1993, March 31, 1994 and March 31, 1995, all certified by Coopers & Lybrand LLP, independent accountants for Capital (all collectively referred to herein as the "Audited Financial Statements"). True, correct and complete copies of such financial statements shall be delivered to Buyer on or immediately following the Closing Date as Schedule 3.6A in accordance with Section 5.35 hereof. The Audited Financial Statements were prepared from the books and records of Capital in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The Audited Financial Statements fairly present in all material respects the consolidated financial position of Capital as of the respective dates set forth therein and the consolidated results of operations and changes in financial position or cash flows, as appropriate, of Capital for the respective fiscal years and periods set forth therein.

               (b) Capital has previously delivered to Buyer true, correct and complete copies of the following financial statements (the "Interim Financial Statements") of Capital:

                       (i) Consolidating balance sheet and statement of operations for Capital as of and for the nine months ended December 31, 1994, and

                         (ii)  Consolidating balance sheets and
          statements of operations for Capital as of and for the months ending January 31, 1995, February 28, 1995, April 30, 1995, May 31, 1995 and June 30, 1995.

          All such Interim Financial Statements have been prepared from the books and records of Capital, present fairly in all material respects the financial position of Capital as of the dates indicated and the results of Capital's and Seller's operations for the periods therein specified, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; provided, however, that Buyer acknowledges and agrees that the Interim Financial Statements shall not contain, when delivered to Buyer, Capital's normal year-end adjustments. True, correct and complete copies of the Interim Financial Statements shall be delivered to Buyer on or immediately following the Closing Date as Schedule 3.6B in accordance with Section 5.35 hereof.

               (c)  Seller has delivered to Buyer, in accordance with
     Section 5.35 hereof, as Schedule 3.6C an audited, consolidating balance sheet of Capital as of March 31, 1995 (the "March 31 Balance Sheet"). There are no material liabilities or obligations of Capital or Seller whether accrued, absolute, contingent or otherwise, except (i) those reflected or otherwise provided for in the Audited and Interim Financial Statements, (ii) those specifically described in the Exhibits hereto, and (iii) those arising in the ordinary course of business since March 31, 1995, and no facts or circumstances exist that could give rise to any material liability or obligation of any nature whatsoever regarding the Business not fully reflected or reserved against or to be reserved against in the March 31 Balance Sheet, the July 31 Balance Sheet or the August 31 Balance Sheet to the extent required by generally accepted accounting principles or not incurred in the ordinary course of business and consistent with past practice since the date thereof.

          3.7 Title to Property, Encumbrances. At Closing, and with the exception of the Software, the Seller Names, the Seller Logos and the Other Intangible Assets, Seller will convey good, valid and marketable title to all Transferred Assets which it purports to lease or own, including, without limitation, all Transferred Assets reflected on the March 31 Balance Sheet and all Transferred Assets acquired by Seller since March 31, 1995 (excepting only such inventory sold, accounts receivable collected and non-material assets disposed of or consumed in the ordinary course of business); Buyer agrees that at Closing Seller shall quitclaim the Software, the Seller Names, the Seller Logos and the Other Intangible Assets to Buyer, and that Seller makes no representation or warranty as to Seller's title therein. Except as set forth in Exhibit 3.7, all properties and assets constituting Transferred Assets are owned free and clear of all mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever including, without limitation, capitalized leases, chattel mortgages, conditional sales, contracts, collateral security arrangements and other title or interest retention arrangements (collectively, the "Encumbrances;"), and are not, in the case of the Owned or Leased Real Properties, subject to any rights of way, restrictive covenants, licenses, profits, easements, building use restrictions, exceptions, variances, reservations, options to purchase or limitations of any nature whatsoever (collectively, the "Exceptions"). After giving effect to the release of Encumbrances to be effected by Seller as part of the Closing, the Encumbrances and the Exceptions disclosed in Exhibit 3.7 do not and will not impair the ability of Buyer to conduct the activities or operations of the Business as conducted by Seller on the Execution Date.

          3.8  Plants, Machinery, FFE and Vehicles.  Set forth on
     Schedule 1.2F is a list as of May 31, 1995 of each item of machinery, equipment, furniture and fixtures owned by Seller having a net book value in excess of Five Hundred Dollars ($500.00) indicating for each item a description thereof. Set forth on Exhibit 1.2G is a list as of May 31, 1995 of each vehicle owned or leased by Seller describing each such vehicle by make, model, year, license plate number and serial or VIN number. Except as set forth in Exhibit 3.8, to the best of Seller's knowledge all buildings, fixtures, furniture, plants, structures, machinery, vehicles and equipment owned, leased or used by the Business are in good and normal operating condition and repair, and are adequate for the uses to which they are being put; none of such plants, buildings, structures, machinery, equipment or vehicles are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not substantial in nature or cost.

          3.9 Real Property Leases. Exhibit 1.2J contains a true, correct and complete list of all parcels of all Leased Real Property, including identification of each lease or sublease and all amendments thereof and modifications thereto pursuant to which Seller leases or subleases directly or indirectly any real properties and improvements for the direct and indirect use or benefit of the Business, which list includes the street address, legal description of such Leased Real Property and description of all contracts, agreements, subleases, options and commitments, written or oral, affecting Seller's title to such real estate or any interest therein to which Seller is a party or by which Seller is bound. With respect to such Leases:

               (a) The Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms;

               (b)  No amounts payable under any Lease are past due;

               (c) To the best of Seller's knowledge, each party thereto has complied with all commitments and obligations on its part to be performed or observed under each Lease, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally;

               (d) Neither Seller nor any Affiliate (as defined below) has received any notice of a default, offset or other counterclaim under any Lease, or any other communication calling

     Seller to comply with any provision of any Lease or ascertaining noncompliance, and no event or condition has happened or presently exists which constitutes a default or, after notice of lapse of time or both, would constitute a default under any Lease;

               (e) Following procurement of all necessary lessor's consents by Seller, and upon their assignment to Buyer at the Closing, all such Leases will be valid, binding and enforceable by Buyer in accordance with their respective terms; and

               (f) Seller has delivered to Buyer true, correct and complete copies of the Leases, and such copies have been delivered to Buyer by Seller in accordance with Section 5.35 hereof as Schedule 3.9.

               (g) Upon satisfaction of the Huntington National Bank Line of Credit (the "Huntington Debt"), and the release by Huntington National Bank of its security interest in the Transferred Assets securing such Huntington Debt, there will be no security interest, lien, encumbrance or claim of any kind on Seller's leasehold interest under any Lease created by Seller. Seller, in accordance with Article Five hereof, has delivered to Buyer accurate, correct and complete copies of existing title insurance policies, title reports, surveys, environmental audits and similar reports, if any, for the Leased Real Properties in the possession or under the control of Seller.

          3.10 Compliance with Applicable Law. Except as set forth in Exhibit 3.10:

               (a) Seller is presently complying regarding its operations, practices, real properties (both the Owned and Leased Real Properties), plants, structures, machinery, equipment, vehicles and other property, and all other aspects of its business, in all material respects with all applicable laws (whether statutory or otherwise), rules, regulations, ordinances, judgments, decrees, orders, writs and injunctions of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, the "Laws"), including, but not limited to, all Laws relating to the safe conduct of business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, equal opportunity, health, sanitation, fire, zoning, building, occupational safety, pension, securities, trademarks and copyrights and, to the best of Seller's knowledge, there have been no claims or charges of violations of the rights of the disabled.

               (b) Neither Seller nor any of its Affiliates have received any notification which is outstanding or uncured from any governmental authority within the last three years that the Business is in violation of any applicable health, sanitation, fire, environmental, safety, zoning, building or other law, ordinances or regulation in respect of its buildings, plants, structures, properties, machinery, equipment, vehicles or operations.

               (c) Neither Seller nor any of its Affiliates have received any notification which is outstanding or uncured from any governmental authority or any person within the last three years that the Business fails to comply with the requirements of the Americans With Disabilities Act of 1990 (42 U.S.C. Sec. 12101, et. seq.).

          3.11 Environmental Matters. The ownership, use and operation by Seller, and each of its predecessors, of each Facility (including but not limited to the Owned Real Properties and the Leased Real Properties) used in the Business has been and, to the knowledge of Seller, all ownership, use and operation of each such Facility by any other person has been, in compliance with all federal, state and local environmental and anti-pollution laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Sec. 9601, et.seq.) ("CERCLA"), its implementing regulations and all applicable state laws and regulations relating to Hazardous Substances; the Occupational Safety and Health Act, as amended (29 U.S.C. Sec. 651, et.seq.) ("OSHA"), its implementing regulations, the Emergency Planning and Community Right-to-Know Act, as amended (42 U.S.C. Sec. 11001, et.seq.), its implementing regulations; the Toxic Substances Control Act, as amended (15 U.S.C. Sec. 2601, et.seq.), its implementing regulations, the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sec.6901 et.seq. ("RCRA"), its implementing regulations and all applicable state hazardous waste laws, rules and regulations; the Clean Water Act, as amended, its implementing regulations and all applicable state effluent discharge laws and regulations; the Clean Air Act, as amended, its implementing regulations and all applicable state air emission laws and regulations; and all such laws, rules and regulations concerning (i) particulate emissions, hazardous substance communication, surface water pollution, air pollution, solid wastes, hazardous wastes, storage, handling, treatment, transportation, spills or other releases; (ii) disposal of any substance, materials or wastes; or (iii) exposure to or notification regarding any substance, material or waste (collectively, the "Environmental Laws"). No action, suit, proceeding, investigation, complaint or charge exists for violation of any Environmental Laws and there is no meritorious basis therefor. Seller has no duty, responsibility, liability or obligation for fines or penalties, or for investigation, expense, Removal or Remedial Action to effect compliance with or discharge any duty, responsibility, liability, obligation or claim under any Environmental Laws, and no such claims, actions, suits, proceedings or investigations under any Environmental Laws exist or may be meritoriously brought or threatened. There has not been, and is not occurring, at any Facility owned or operated or previously owned or operated by Seller (including but not limited to the Owned or Leased Real Properties), any Release or threatened Release of any Hazardous Substance or petroleum, including crude oil or any fraction thereof, nor has Seller any reason to believe such a Release either is occurring or has occurred at any time in the past. Seller has not applied or disposed of any Hazardous Substance or petroleum, including crude oil or any fraction thereof, in any manner which may form the basis for any present or future claim, demand or action seeking investigation, expenses, Removal, Remedial Action or expense at any Facility, site, location or body of water, surface or subsurface. Except as set forth upon Exhibit 3.11, Seller has never sent, arranged for disposal or treatment, arranged with a transporter for transport for disposal or treatment, transported, or accepted for transport any Hazardous Substance, Solid Waste or petroleum, including crude oil or any fraction thereof, to a Facility, site or location, which, pursuant to CERCLA or any similar state or local law, (a) has been placed or is proposed to be placed, on the National Priorities List or its state equivalent or (b) is subject to a claim, administrative order or other request to take Removal or Remedial Action. Seller does not store, generate or produce any Hazardous Substance or Hazardous Waste. There has not been any contamination of groundwaters, surface waters, soils or sediments, as a result of the manufacture, storage, processing, loss, leak, escape, spillage, disposal or other handling or disposition by or on behalf of the Seller of any product or substance on or prior to the Closing Date at any Facility owned or operated or previously owned or operated by Seller (including but not limited to the Owned Real Properties or the Leased Real Properties). All Facilities or any other real property owned or leased by Seller (including but not limited to the Owned Real Properties or the Leased Real Properties) have been approved by all necessary governmental authorities, and the Seller has obtained and is in possession of all environmental permits and licenses necessary for the Business. Exhibit 3.11 identifies all environmental audits or assessments or occupational health studies undertaken by or on behalf of the Seller or any governmental agency with respect to Seller or its assets, employees, Facilities or properties (including but not limited to the Owned Real Properties and the Leased Real Properties), the results of groundwater and soil testing, the results of underground fuel, water or waste tank tests and soil samples, written communications with Federal, state or local governments on environmental matters, and OSHA citations. There are no Hazardous Substances, Hazardous Wastes, Solid Wastes, tanks, containers, cylinders, drums or cans buried, stored or deposited in or on any real property currently or formerly owned or operated by Seller (including but not limited to the Owned Real Properties and the Leased Real Properties). There has not been located on or disposed of on any Facility owned or operated by Seller (including but not limited to the Owned Real Properties and the Leased Real Properties) during any period of such ownership or operations at any other time: (a) any asbestos; any material, equipment or structure constructed of or containing any asbestos; or any product or item made in whole or in part of asbestos, or (b) any polychlorinated biphenyl; any compound or material containing any polychlorinated biphenyl; or any equipment, article or item using, containing, or made up in whole or in part of any polychlorinated biphenyl. Seller expressly warrants that the representations and warranties contained in this Section 3.11 apply not only to the present locations of the Business, but all prior locations as well. As used in this Agreement, the terms "Removal", "Remedial Action", "Facility", "Release", "Hazardous Substance" and "National Priorities List" shall have the same meaning as those terms are given in CERCLA and its implementing regulations, and the terms "Hazardous Waste" and "Solid Waste" shall have the same meaning as those terms are given in RCRA and its implementing regulations.

          3.12  Taxes.

               (a) Capital and/or Seller have (i) filed all returns required to be filed by each with respect of all federal, state and local or foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax of any kind or character (all the foregoing taxes, including interest and penalties thereon and including estimated taxes thereof, are hereinafter collectively referred to as "Taxes"), (ii) paid all taxes required by law to be paid, and
     (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received.

               (b) Other than the statutory lien in Indiana of property taxes which are not yet due and payable, there are no Tax liens upon any of the Transferred Assets, and neither Capital nor Seller is aware of any audit or other proceeding or investigation, or of any position taken on a Tax return of Capital or Seller which could give rise to a Tax lien upon any Transferred Assets.

          3.13  Employee Benefit Plans; ERISA.  Except as set forth on
     Exhibit 3.13, Seller does not maintain, administer, or otherwise contribute to any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to any provision of ERISA and covers any employee, whether active or retired (any such plan, copies of all of which, including all amendments thereto, have been heretofore made available to Buyer, being herein referred to as an "Employee Plan"). None of the Employee Plans is a "multi-employer plan" as defined in section 3(37) of ERISA, and Seller has not been obligated to make a contribution to any such Employee Plan within the past five years on behalf of any employee of the Business. Except as set forth on Exhibit 3.13 and exclusive of any Employee Plan, Seller does not maintain any form of current or deferred compensation (other than base salary and base wages), bonus, incentive compensation, profit sharing, stock option, stock appreciation right, separation pay, retirement, pension, salary continuation, group or individual health, dental, medical, life insurance, survivor benefit or similar plan, policy or arrangement for the benefit of any employee, whether active or retired, of the Business, any class or classes of such employees (any such plan or arrangement, copies of all of which have been heretofore made available to Buyer, being herein referred to as a "Benefit Arrangement;" the Employee Plans and the Benefit Arrangements are referred to collectively herein as the "Plans"). Regarding all Employee Plans and Benefit Arrangements, Seller is in substantial compliance with the terms of such plan or arrangement and with the requirements prescribed by any and all Laws currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. Seller has not failed to make any contribution to, or pay any amount due and owing as required by applicable law or by the terms of, any Employee Plan or Benefit Arrangement. Except as disclosed in Exhibit 3.13, there is no pending or threatened legal action, proceeding or investigation against Seller or any Employee Plan regarding the Employees, other than routine claims for benefits, which could result in liability to such plans or Seller. Except as disclosed in Exhibit 3.13, the execution of this Agreement and consummation of the transactions contemplated hereby, including but not limited to the merger and/or liquidation of Capital and Seller and the termination of any Plan will not result in any payment (whether of separation pay or otherwise) becoming due from Seller for which Buyer is or will become liable to any current or former consultant or employee of the Business or result in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former consultant or employee of Seller.

          3.14  Contracts and Commitments.

               (a)  Except as set forth in Exhibit 1.2L:

                   (i) Seller is not a party to or bound by any agreements, contracts or commitments which are applicable to the operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of the Business other than (A) the Leases listed in Exhibit 1.2J, and (B) the Plans listed in Exhibit 3.13;

                   (ii) Subject to the obtaining of any requisite consents of third parties (including, but not limited to, consents to the delivery of the Assignments to Buyer), the enforceability of the agreements, contracts and commitments referred to in subsection (a) of this Section 3.14 will not be affected in any manner by the execution and delivery of this Agreement or consummation of the transactions contemplated hereby;

                  (iii) No purchase contracts or commitments of Seller relating to its Business are in excess of the normal, ordinary and usual requirements of the Business at the time entered into or were entered into at any price in excess of the price available at such time to companies similar in size to Seller and similarly situated;

                  (iv) Neither Seller nor any Affiliate of Seller is a party to or bound by any outstanding agreements, arrangements or contracts relating to the Business with any of their respective officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, or dealers that: (A) are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium; (B) provide for the payment of any bonus or commission based on sales or earnings; or
          (C) provide for any bonus or other payment based on the sale of the Transferred Assets or any portion thereof other than
          (1) the Leases listed on Exhibit 1.2J, and (2) the Plans listed on Exhibit 3.13.

                  (v) Seller is not a party to or bound by any employment agreement, consulting agreement or any other agreement that contains any severance or termination pay liabilities or obligations.

                   (vi)  Seller is not in default under or in
          violation of, nor is there any basis for any valid claim of default under or violation of, any contract, agreement or commitment made or obligation relating to the Business;

                  (vii) Seller has no: (A) indebtedness for (1) borrowed money or (2) the deferred purchase price for property, including guarantees of, or agreements to acquire, any such indebtedness of others, or (B) contract, commitment or arrangement for the borrowing of money or for a line of credit; and

                  (viii) Neither Seller nor any of its officers, directors, stockholders, Affiliates or associates is a party to or bound by any agreement or arrangement for the sale of any of the Transferred Assets (other than in the ordinary course of business and consistent with past practice) or for the grant of any preferential rights to purchase any of the Transferred Assets.

               (b) Subject to obtaining requisite consents of third parties, regarding each contract and agreement listed on Exhibit 1.2L: (A) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by Seller and Buyer hereto in accordance with its terms; (B) neither Seller nor any other party is in breach of any provision thereof; and (C) there does not exist any default under, or any event or condition which, with the giving of notice or passage of time, or both, would become a breach or default under the terms of any such contract or agreement on the part of Seller on or on the part of any other party thereto.

               (c) Seller has delivered to Buyer a true, correct and complete copy of any and all Contracts which are written.

          3.15 Intangible Assets. To the best of Seller's knowledge, Seller owns and possesses all necessary Seller Names, Seller Logos and Other Intangible Assets required for Seller to use Seller Names, Seller Logos and Other Intangible Assets now used in the conduct of its business in connection with the Business; and all such trade names and Intangible Assets are listed on
     Exhibit 1.2A. To the best of Seller's knowledge, such Seller Names, Seller Logos and Other Intangible Assets are in full force and effect and have not been amended or modified. Except as disclosed in Exhibit 1.2A, Seller has not sold, assigned, transferred, licensed, sub-licensed or conveyed the Seller Names, Seller Logos or Other Intangible Assets, or any of them, or any interest in the Seller Names, Seller Logos or Other Intangible Assets, or any of them to any person, and to the best of Seller's knowledge, Seller has the right, title and interest (free and clear of all security interests, liens and encumbrances of every nature other than any security interest created pursuant to the instruments listed in Exhibit 1.2A) in and to the Seller Names, Seller Logos and the Other Intangible Assets necessary to Seller's conduct of the Business as currently being conducted; and except as disclosed in Exhibit 1.2A, neither the validity of such items, nor the use thereof by Seller, is the subject of any pending or threatened opposition, interference, cancellation, nullification, concurrent use or litigation or other proceeding. Except as disclosed in Exhibit 1.2A, to the best of Seller's knowledge, the use of the trade names in the conduct of the Business as currently being conducted in the locations so conducted does not conflict with or infringe any rights of any third parties. Except as disclosed on Exhibit 1.2A, to the best of Seller's knowledge there is no infringement of any proprietary right owned or licensed by Seller and used in the Business.

          3.16 Litigation. Except as set forth on Exhibit 3.16, there are no claims, actions, proceedings, investigations or inquiries in progress, pending, or threatened against Seller that could affect directly or indirectly the Transferred Assets or the transactions contemplated hereby; nor is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. Except as set forth in Exhibit 3.16, no claim, action, suit, proceeding, inquiry or investigation set forth in
     Exhibit 3.16 would, if adversely decided, have an adverse effect on the business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of the Business. Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a significant adverse effect on its business practices regarding the Business or on the ability of Buyer to acquire any property for the use or benefit of the Business or conduct the Business.

          3.17 Insurance. Seller now has and has had for at least the past three years in full force and effect fire, liability and other insurance coverages as set forth in Exhibit 3.17, in amounts and against such losses and risks as are therein set out, and valid policies for such insurance as is shown to be in effect on the date of this Agreement will be outstanding and duly in force on the Closing Date. Such policies are sufficient for compliance with all requirements of law and of all agreements regarding the operation of the Business to which Seller is a party; are valid, outstanding and binding policies; and the coverage provided thereby, regarding any act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. Except as set forth upon Exhibit 3.17, there are no pending or asserted claims against such insurance coverages as to which any insurer has denied liability, and there are no claims under such insurance coverages that have not been properly filed. Exhibit 3.17 will at Closing also set forth the claims experience of Seller for the last two full fiscal years and the interim period through the Effective Date.

          3.18 Employees. Exhibit 3.18A lists as of June 28, 1995 all Employees of Seller, together with dates of employment and bi-weekly and hourly compensation (including federal and state income tax withholding), and all contracts with employees including, but not limited to (i) all salary, bonus, incentive compensation, profit sharing, pension, vacation, group insurance or employee welfare plans of any nature whatsoever, and (ii) all collective bargaining agreements and other contracts to or with any labor union, employee representative or group of employees. Except as set forth in Exhibit 3.18B, (a) Seller has not violated any applicable laws regarding employment and employment practices, terms and conditions of employment, and wages and hours, and Seller is not engaged in any unfair labor practice or unlawful employment practice in connection with the Business; (b) there is no unfair labor practice charge or complaint against Seller pending or threatened before the National Labor Relations Board nor is there any grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement pending and no basis for any such charge, complaint or grievance exits; (c) there is no labor strike, slowdown or work stoppage pending threatened against Seller; (d) Seller has not experienced any significant work stoppages or been a party to any proceedings before the National Labor Relations Board involving any significant issues for the past three years or been a party to any arbitration proceeding arising out of or under any collective bargaining agreement for the past three years; (e) there is no bargaining agreement for the past three years; (f) there is no charge or complaint actually pending or threatened against Seller before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction; provided, however, that Seller makes no representation or warranty regarding the Americans With Disabilities Act of 1990 (42 U.S.C. Sec. 12101, et. seq.) other than that Seller represents and warrants that, to the best of Seller's knowledge, there have been no claims or charges of violations of the rights of such Act.

          3.19  Permits, Licenses, Etc.   To the best of Seller's
     knowledge, there are no permits, licenses, orders or approvals of governmental or administrative authorities required to permit Seller to carry on the Business as presently conducted (including, without limitation, those required under federal, state or local laws or regulations relating to pollution or protection of the environment) other than the Permits which are described in Exhibit 1.2M. Exhibit 1.2M further identifies those Permits listed thereon which are, to the best of Seller's knowledge, assignable to Buyer without the consent of the issuers thereof. To the best of Seller's knowledge, the conduct by Seller of the Business does not violate or infringe, and does not cause a default under, any of the Permits. Seller has not received any written notification of any threatened suspension or cancellation of any of the Permits. To the best of Seller's knowledge, all Permits are in full force and effect.

          3.20 Asset Necessary to Business. The Transferred Assets include all of the assets, properties, licenses and other agreements (other than the Retained Assets) (i) reflected or to be reflected on the March 31 Balance Sheet, the July 31 Balance Sheet and the August 31 Balance Sheet, except those assets disposed of in the ordinary course of business, and (ii) that are presently being used in the Business as presently conducted.

          3.21 Inventory. The inventory of Seller as the same shall exist on the Closing Date shall consist of substantially the same types of inventory as that reflected on the March 31 Balance Sheet, the July 31 Balance Sheet, the August 31 Balance Sheet and the Closing and Final Statements, and the Inventory as the same shall exist on the Closing Date will consist of items substantially all of which were and will be of the usual quality and quantity necessary for the normal conduct of Seller's business and reasonably expected to be usable or saleable within a reasonable period of time in the ordinary course of Seller's business, except items of inventory which had been written down to realizable market value or written off completely as of March 31, 1995, July 31, 1995, August 31, 1995 and the Closing Date, respectively, and damaged, broken or spoiled items in an amount which does not have an adverse effect on the value of the Inventory.

          3.22 Commitments. There are no outstanding orders for inventory or supplies other than in the ordinary course of business as presently being conducted.

          3.23 Accounts Receivable. Schedule 1.2D when delivered will set forth an accurate, correct and complete aging of all Seller Receivables reflected on the July 31 Balance Sheet and the August 31 Balance Sheet. All outstanding Seller Receivables reflected on the financial statements delivered to Buyer are, net of the financial statement reserves applicable thereto, due and valid claims against account debtors for goods or services delivered or rendered, collectible in full within thirty (30) days of delivery and subject to no defenses, offsets or counterclaims. All Seller Receivables arose in the ordinary course of business. Except as set forth upon Schedule 1.2D, no Seller Receivables are subject to prior assignment, claim, lien or security interest. Except in the ordinary course of business, Seller has not incurred any liabilities to customers for discounts, returns, promotional allowances or otherwise. Seller has no liability for any refunds, allowances or returns in respect of products manufactured, published, processed, distributed, shipped or sold by or for the account of Seller on or prior to the Effective Date, except to the extent of the reserves therefor to be reflected on the July 31 Balance Sheet, the August 31 Balance Sheet and the Closing and Final Statements. Where Seller Receivables arose out of secured transactions, all financing statements and other instruments required to be filed or recorded to perfect the title or security interest of Seller have been properly filed and recorded. The reserves regarding such receivables set forth on the March 31 Balance Sheet and to be set forth on the July 31 Balance Sheet, the August 31 Balance Sheet and the Closing and Final Statements have been and will be computed in accordance with generally accepted accounting principles calculated consistent with past practice.

          3.24 Books and Records. Seller maintains its Books and Records and accounts (including, but not limited to, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect accurately and fairly the transactions of its assets, liabilities and equities.

          3.25 Recent Actions. Except as and to the extent set forth in Exhibit 3.25, since March 31, 1995;

               (a) no material adverse change has occurred in the business, operations, prospects or condition (financial or otherwise) in of the Transferred Assets or the Business nor has there occurred any event which has had or reasonably could be expected to have a material adverse effect on any of the foregoing;

               (b) Seller has not experienced any decrease in any of the Transferred Assets from the amounts reflected on the March 31 Balance Sheet other than decreases occurring in the ordinary course of business;

               (c) Seller has not increased, or experienced any change in any assumption underlying or methods of calculating, any bad debt, contingency or other reserves;

               (d) Seller has not paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of its business and consistent with its past practice of liabilities and obligations reflected or reserved against in the March 31 Balance Sheet or incurred in the ordinary course of business and consistent with its past practice since the date thereof;

               (e) Seller has not permitted, allowed or suffered any of the Transferred Assets (tangible or intangible) to be subjected to any mortgage, pledge, lien encumbrance, restriction or charge of any kind, other than liens or encumbrances specifically permitted pursuant to Section 3.7 hereof;

               (f)  Seller has not canceled any indebtedness
     (individually or in the aggregate) owing to it or waived any claims or rights of substantial value;

               (g) Seller has not sold, transferred or otherwise disposed of any of its property or assets (tangible or intangible) except in the ordinary course of business and consistent with past practice;

               (h) Seller has not disposed of or permitted to lapse any right to the use of any Seller Name, Seller Logo or Other Intangible Asset used or useful in connection with the Business or the Transferred Assets;

               (i) Seller has not granted any general increase in the compensation of officers or employees (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing retirement or other plan or commitment) or any increase in any compensation payable to or to become payable to any officer or employee (other than any increases resulting from employee promotions), and no such increase is customary on a periodic basis or required by any agreement or understanding;

               (j) Seller has not paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (tangible or intangible) to, or entered into any agreement or arrangement with, any of the officers or directors of Seller or paid, loaned or advanced any of their respective Affiliates, except for compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended March 31, 1995, and routine travel advances to officers and employees;

               (k) Seller has not provided for any distribution, loan or advance of any nature whatsoever to Seller or any Affiliate of Seller;

               (l) Seller has not entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty;

               (m) Seller has not made any single capital expenditure or commitment for which Buyer shall be responsible in excess of Twenty Five Thousand Dollars ($25,000) for additions to Seller's property, plant, equipment or for any other purpose and Seller has not made aggregate capital commitments for which Buyer shall be responsible in excess of Fifty Thousand Dollars ($50,000) for additions to Seller's property, plant, equipment or for any other purpose;

               (n) Seller has not made any change in any method of accounting or accounting practice or policy; or

               (o) Seller has not suffered any casualty loss regarding any single asset which would have been included in Transferred Assets in excess of $5,000 (whether or not insured against), and Seller has not suffered aggregate casualty losses in excess of $15,000 (whether or not insured against).

          3.26 Dividends and Other Distributions. Since March 31, 1995, Seller has not declared or paid any dividends on, purchased or made any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of Seller, or made any other distribution in respect thereof, either directly or indirectly, whether in cash, property or obligations of Seller.

          3.27 Consents. No consent, approval, license, permit or authorization or order of or with any court, governmental body or other person is required in connection with the execution and delivery of this Agreement by Seller, or the consummation of the transactions contemplated herein, except for approval of Seller's shareholders, consents of lessors of leases and other non-Seller parties to the Contracts and agreements included in the Transferred Assets or the Liabilities.

          3.28  Transactions with Employees, Stockholders and
     Director/Affiliates.  Except as otherwise disclosed in
     Exhibit 3.28, no Affiliate:

               (a) Owns, directly or indirectly, any debt, equity or other interest or investment in any corporation, firm or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of the Business;

               (b) Has any cause of action or other claim whatsoever against or owes any amount to, or is owed any amount by, Seller;

               (c) Has any interest in or owns any property or right used in the conduct of the Business;

               (d) Has lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, Seller;

               (e) Is a party to any contract, lease, agreement, arrangement or commitment used in the Business; or

               (f) Other than salary or bonus paid to employees for services rendered as an employee, received from or furnished to the Business any goods or services (with or without consideration) since March 31, 1995.

     As used anywhere in this Agreement, the term "Affiliate" shall mean any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any officer, director or stockholder owning ten percent (10%) or more of the issued and outstanding stock of Seller or Capital, or any corporation, partnership, trust or other entity in which Seller or Capital, any such stockholder or any such family member has an interest or is a director, officer, partner or trustee. The term "Affiliate" shall also include any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the preceding sentence.

          3.29 Software and Information Systems. As to the electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, source codes, input data, routines, data bases and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts and other related material used in the Business (collectively the "Software") set forth upon Exhibit 1.2I, which contains an accurate, correct and complete list and summary description of all Software, neither Seller nor any Affiliate has received notice of any violation of trade secret rights, copyrights or other proprietary rights with respect to any Software and neither Seller nor any Affiliate knows of any meritorious basis therefor.

          3.30 Financial Accounts/Securities. Exhibit 1.2C contains an accurate, correct and complete list of the names and addresses of all banks and financial institutions in which Seller has
     (i) Financial Accounts, (ii) Deposit Boxes; or (iii) lines of credit or other loan facilities, with the names of all persons authorized to draw on those accounts or deposits, or to borrow under such lines of credit or other loan facilities, or to obtain access to such boxes. Exhibit 1.2C also contains an accurate, correct and complete list of all Securities owned beneficially or of record by Seller. Seller has good and marketable title to all such Securities. The Securities reflected on Seller's financial statements are (a) properly valued at the lower of cost or market, (b) readily marketable, and (c) fully paid and not subject to assessment or other claims upon the holder thereof.
     Exhibit 1.2C also contains the names of all persons, if any, holding powers of attorney from Seller and a summary statement of the terms thereof.

          3.31 Full Disclosure. The representations and warranties of Seller and Capital contained in this Agreement and each Schedule, certificate or other written statement delivered pursuant to this Agreement or in connection with the transactions contemplated herein are accurate, correct and complete, and do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

                                 ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES BY BUYER

          Buyer hereby represents and warrants the following to Seller both on the Execution Date and on the Closing Date:

          4.1 Organization and Good Standing. Buyer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Arkansas.

          4.2 Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Buyer and, subject to the agreements of the Parties set forth in Section 5.37 hereof, constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally. The consummation of the transactions contemplated by this Agreement will not violate, breach or constitute a default under any provision of the Partnership Agreement of Buyer.

          4.3 No Violation. Neither the execution and delivery by Buyer of this Agreement or any of the Subsidiary Agreements, nor the consummation by Buyer of the transactions contemplated hereby or thereby, will violate any law, or violate any statute or law of judgment, decree, order writ, injunction, regulation or rule of any court of governmental authority or violate or be in conflict with or constitute a default or an event or condition which with notice or lapse of time or both would constitute a default under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, agreement, arrangement or restriction of any kind or character to which Buyer is a party or by which it is bound.

          4.4 Consents. No consent, approval, license, permit or authorization or order of or with any court, governmental body or other person is required in connection with the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated therein.

          4.5 Full Disclosure. The representations and warranties of Buyer contained in this Agreement and each Schedule, certificate or other written statement delivered pursuant to this Agreement or in connection with the transactions contemplated herein are accurate, correct and complete, and do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

          4.6 Brokers. Buyer has not employed any broker, agent or finder in connection with any transaction contemplated this Agreement.


                                 ARTICLE V
          AGREEMENTS OF BUYER, CAPITAL AND SELLER PENDING CLOSING

          5.1 Seller Actions Pending Closing. Except to the extent consented to in writing and in advance by Buyer, Capital and Seller agree that pending the Closing, they will conduct their business, operations, activities and practices only in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, Capital and Seller shall not:

               (a) fail to maintain their corporate existence nor institute proceedings for merger, consolidation or dissolution;

               (b) incur any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) except nonmaterial items incurred in the ordinary course of business and consistent with past practice;

               (c) sell, transfer or otherwise dispose of any of their property or assets (tangible or intangible) except in the ordinary course of business and consistent with past practice;

               (d) grant any general increase in the compensation of officers or employees (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), or any increase in any compensation payable or to become payable to any officer or employee, except for increases for employees (other than officers and other management employees) in the ordinary course of business and consistent with past practice, which shall not exceed four (4%) percent;

               (e) enter into any collective bargaining or labor agreement;

               (f) other than regarding Retained Assets, make any single capital expenditure or commitment in excess of Five Thousand Dollars ($5,000) for additions to property, leasehold improvements, plant, equipment or intangible capital assets or for any other purpose and or incur in the aggregate capital expenditures or commitments in excess of Twenty Five Thousand Dollars ($25,000) for additions to Seller's property, plant, leasehold improvements, equipment or for any other purpose;

               (g) make any change in any method of accounting or accounting practice or policy;

               (h) except with the prior written consent of Buyer, permit any option to renew any lease to expire;

               (i) omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation or any breach of any representation, warranty, covenant or agreement made by Seller herein;

               (j) fail to use such efforts as are consistent with prior practices to keep the Business intact, to maintain, preserve and protect the Transferred Assets, to keep available the services of their employees, and to preserve the good will of suppliers, customers, creditors and others having business relations with Seller in connection with the Business.

          5.2 Supplying of Information. The Parties shall furnish to the other or their respective representatives, from time-to-time as reasonably requested by the other Parties, complete and accurate information in cooperation with any audit, review, investigation or examination of the books and records, accounts, contracts, properties, assets, operations and facilities of Seller. In connection therewith, each Party shall direct and authorize its independent accountants to make available to the other and its accountants all working papers reasonably requested. Prior to Closing, Seller shall supply to the Buyer full and adequate information and data as reasonably requested by Buyer to be assured that Seller has the right and power to transfer the Transferred Assets to Buyer, free and clear of any liens, claims, encumbrances or judgments other than those permitted by this Agreement. Each Party agrees to keep all information obtained by it pursuant to this Section confidential except:

                   (i) to the extent that counsel for the Party providing the information advises that disclosure of such must be made pursuant to the applicable law, regulations, subpoena, judicial process or the like;

                   (ii) the receiving Party may use such information to the extent useful in evaluating and consummating the transactions contemplated by this Agreement, including, but not limited to distribution of such information to Buyer's debt and equity financing sources and any potential financing sources and all accountants, auditors, attorneys and advisors to Buyer and such real and potential financing sources who agree in writing to maintain the confidentiality of the information provided; and

                  (iii) the receiving Party may use such information to enforce compliance with the terms and conditions of this Agreement and all related documents and in connection with any action taken by it to protect the rights and interests hereunder and in connection with the transactions contemplated hereby.

     In the event this Agreement is terminated and no further negotiations are conducted between Buyer and Seller, each Party agrees to return all copies of information then in its possession obtained pursuant to this Section to the furnishing Party. Any Exhibit or Schedule which, with the consent of Buyer, is not attached hereto at the time that Buyer executes this Agreement shall not be subsequently attached hereto or incorporated herein unless such Exhibit or Schedule is acceptable to Buyer in Buyer's reasonable judgment and Buyer approves such in writing.

          5.3 Consents. Seller agrees that Seller shall use its best efforts to obtain, prior to the Closing and at its expense (and in form, scope and substance reasonably acceptable to Buyer), all consents necessary or advisable, in the opinion of Buyer and its counsel and in connection with the consummation of the transactions contemplated hereby, including, without limitation,
     (a) the consent of each lessor of real property leased by Seller and included in the Transferred Assets to the assignment of the Seller's interest under such Lease to Buyer, (b) the consent of each lessor of personal property and each party to any Contract either included in the Transferred Assets or included in the Assumed Liabilities to the assignment of the Seller's interest under such personal property lease or Contract to Buyer; provided, however, that Buyer agrees that Seller shall not be required to obtain the consent of the other party to any Contract that is terminable on thirty (30) days or less notice without penalty or liability; and (c) all other consents, approvals, licenses, permits and authorization (and the declarations, filings and registrations) listed or referred to on Exhibit 5.3. All such consents shall be in writing and in form and substance reasonably satisfactory to Buyer and Buyer's counsel and executed counterparts thereof shall be delivered to Buyer promptly after receipt thereof by the Seller but in no event later than the Closing Date. Buyer agrees to assist and cooperate with Seller as may be reasonably required in obtaining such consents, including, without limitation, by way of furnishing financial and other information as may reasonably be requested by Seller or any lessor or other third party, but without material expense to Buyer.

          5.4 Other Transactions. Except as may be required by law, prior to the Closing, Seller and Capital shall not, nor shall they permit any of its Affiliates, officers, directors, stockholders or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any corporation, partnership, person, or other entity or group (other than Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving Seller or Capital and relating to the Business or the Transferred Assets.

          5.5 Motor Vehicles/Permits. Seller shall take all actions and prepare all documents necessary to effect the transfer to Buyer of all motor vehicle licenses and registrations pertaining to automobiles, trucks and other motor vehicles of whatever kind owned by Seller constituting Transferred Assets in compliance with the motor vehicle registration, licensing and other applicable laws of any jurisdictions where such motor vehicles are registered or licensed. All such documents evidencing the transfer of licenses and registrations required hereby shall be delivered to Buyer at or prior to the Closing. Seller shall further take all actions and prepare all documents necessary to effect the transfer to Buyer of all Permits on the Closing Date in accordance with Section 5.3 hereof.

          5.6 Supplemental Disclosure. Seller shall have the continuing obligation to supplement promptly or amend promptly all Exhibits regarding any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Exhibits; provided, however, that for the purpose of the rights and obligations of the Parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the Execution Date or the Closing Date unless so agreed to in writing by Buyer.

          5.7 Discharge of Liens. Seller shall cause, at its expense, all Encumbrances on any real or personal property owned or leased by the Seller which is included in the Transferred Assets (other than those permitted by Section 3.7 hereof or those expressly assumed by Buyer hereunder) to be terminated or otherwise discharged fully and in form, scope and substance reasonably satisfactory to Buyer on or prior to the Closing Date.

          5.8 Employees. Seller shall use its reasonable efforts to preserve intact the availability of the Employees so as to permit Buyer the opportunity to hire such of those Employees as Buyer desires, effective upon the Closing Date. Seller will not take any action to dissuade any of the Employees from accepting employment with Buyer after the Closing.

          5.9 Name Change. Immediately following the Closing Date, Seller will take all steps necessary to make the use of all names of the Business immediately available to Buyer, including changing Seller's corporate name(s) and amending and causing such changes to be made to its Articles of Incorporation and other corporate attributes, all in form, scope and substance reasonably satisfactory to Buyer, so as to enable Buyer to obtain ownership of and the use of the Seller Names, Seller Logos and the Other Intangible Assets. Copies of all such amendments and other corporate actions shall be delivered to Buyer when filed.

         5.10 Damage or Destruction. If all or any portion of the Transferred Assets shall be damaged or destroyed by fire or other cause prior to the time of Closing, Seller shall immediately notify Buyer thereof in writing and as soon as reasonably possible thereafter furnish to Buyer a written statement of the amount of insurance, if any, payable on account thereof. In addition, Buyer and Seller hereby agree as follows:

               (a) In the event of damage or destruction of Transferred Assets with a fair market value, in Buyer's reasonable judgment, of Five Hundred Thousand Dollars ($500,000) or more, Buyer in Buyer's sole judgment may elect upon written notice to Seller:

                     (i) to cancel, upon written notice to Seller and
               without liability on the part of Buyer or Seller or Capital to the other, the transactions contemplated hereby; or

                     (ii) to proceed to effect the Closing (assuming
               all other requirements and conditions of this Agreement have been satisfied or waived). In such event, Buyer, may, at Buyer's sole option, (y) effect the Closing but exclude from the transactions contemplated hereby the damaged or destroyed Transferred Assets, in which event Buyer and Seller shall meet as soon as reasonably possible to negotiate in good faith to effect a reduction in the Purchase Price in the amount of the aggregate value of such Transferred Assets, or (z) effect the Closing including the damaged or destroyed Transferred Assets, in which Seller shall repair or replace the damaged or destroyed Assets to their condition existing immediately prior to such damage or destruction, and Closing shall be delayed, and notwithstanding any contrary provision of this Agreement, this Agreement shall not terminate until such restoration shall be effected by Seller to Buyer's reasonable satisfaction. Upon the delivery of a notice contemplated by Section 5.10(a)(ii)(y) from Buyer to Seller, the Parties shall meet within ten (10) days of the date of such notice and shall, in the exercise of their reasonable best efforts, negotiate in good faith to effect a reduction in the Purchase Price to reflect the value of the Transferred Assets so damaged or destroyed.

               (b) In the event of damage or destruction of Transferred Assets with a fair market value, in Buyer's reasonable judgment, of less than Five Hundred Thousand Dollars

     ($500,000), Buyer in Buyer's sole judgment may elect upon written notice to Seller:

                     (i) to require that Seller, at Seller's expense,
               promptly restore or replace the Transferred Assets to their condition existing immediately prior to such damage or destruction. In such event Closing shall be delayed and, notwithstanding any contrary provision of this Agreement, this Agreement shall not terminate until such restoration shall be effected by Seller to Buyer's reasonable satisfaction, or

                     (ii) effect the Closing but exclude from the
               transactions contemplated hereby the damaged or destroyed Transferred Assets, in which event Buyer and Seller shall meet as soon as reasonably possible to negotiate in good faith to effect a reduction in the Purchase Price in the amount of the aggregate value of such Transferred Assets. Upon the delivery of such notice from Buyer to Seller, the Parties shall meet within ten (10) days of the date of such notice and shall, in the exercise of their reasonable best efforts, negotiate in good faith to effect a reduction in the Purchase Price to reflect the value of the Transferred Assets so damaged or destroyed.

         5.11 Taxes. Seller shall be responsible for and shall promptly cause to be paid when due the following taxes and interest and penalties thereon:

               (a) All federal, state and local taxes (including, but not limited to, any reserve for Taxes accrued on Seller's books and on the July 31 and August 31 Balance Sheets, the Closing and August 31 Statements and the Final Statement) of every kind and character attributable to income or other gain accrued, earned or otherwise generated by the operation of the Business for all time periods prior to and up to and including the Effective Date;

               (b)  To the extent such taxes are not Funded
     Liabilities, all real and personal property taxes of every kind and character accrued and allocable to the Transferred Assets for all time periods prior to and up to and including the Effective Date;

               (c) All other taxes of every kind and character attributable to the operation of the Business for all time periods prior to and up to and including the Effective Date; and

               (d) any Taxes accruing from gains and losses, if any, arising directly or indirectly from the transactions contemplated hereby.

         5.12  Title Policies. The Parties agree as follows:

               (a) On or before the Execution Date, Seller shall deliver to Buyer, as to each parcel of Owned or Leased Real Property true, correct and complete copies of all of the following in the possession of Seller or under Seller's direct or indirect control: (i) title commitments; (ii) title policies;
     (iii) abstracts and the like; and (iv) any and all documents, instruments and agreements that create an Exception (as such term is defined below) to Seller's or Seller's Affiliates' title to such properties. The items set forth in 5.12(a)(i)-(iv) above are referred to collectively herein as the "Existing Title Work."

               (b) As soon as reasonably possible after the Execution Date, but no later than August 14, 1995, Seller shall provide to Buyer, at Seller's cost and expense, commitments for title insurance ("Title Commitments") issued by a national title company satisfactory to Buyer in Buyer's reasonable judgment for the issuance of ALTA Owners or Leasehold Title Policies (the "Title Policies") regarding the Owned and Leased Real Properties. Each Title Commitment shall list as exceptions all easements, covenants, restrictions, liens, encumbrances, tenancies and other exceptions to title affecting title to the applicable item of real property or leased real property (collectively, the "Exceptions") and shall include copies of all instruments creating such Exceptions. The Title Commitments and the Title Policies, together with all instruments, agreements and the like creating the Exceptions are collectively referred to herein as the "New Title Work." The Parties agree that at Closing Seller shall provide to Buyer, at Seller's expense, ALTA Owners Title Insurance Policies insuring Buyer's title to the Owned Real Properties in accordance with the requirements of this Section
     5.12. Buyer may, at Buyer's option and at Buyer's expense, obtain ALTA Leasehold Title Insurance Policies regarding the Leased Real Properties.

               (c) Buyer shall have the right to review each Title Commitment, including copies of all instruments shown as Exceptions, together with the New Surveys and/or the Existing Surveys, as defined below. All Exceptions (or portions thereof) to which Buyer does not provide Seller written notice of objection within the later of fifteen days after the date of this Agreement or fifteen days after receipt of the Title Commitment (and all related documents and the Surveys referred to below) shall be deemed permitted exceptions (the "Permitted Exceptions"). With respect to any non-Permitted Exception (or portions thereof) to which Buyer objects, Seller shall promptly, at Seller's expense, use its best efforts to cure, remove or otherwise satisfy such objection to Buyer's reasonable satisfaction within ten (10) days after Seller's receipt of Buyer's written notice of objection. Buyer may, upon written request therefor from Seller, extend such ten (10) day periods in Buyer's sole judgment. If Seller, in the exercise of Seller's best efforts, is unable to cure any such Exception, Seller shall notify Buyer thereof in writing and Buyer shall have the right, upon written notice to Seller, in its sole judgment, which may be unreasonably exercised, to (i) waive all objectionable Exceptions to title which have not been cured, in which event all uncured Exceptions shall be deemed Permitted Exceptions; (ii) terminate Buyer's obligation to purchase the Transferred Assets subject to such Exception(s); in which case the Parties shall meet promptly to agree in good faith upon a reduction of the Purchase Price to reflect the removal of such properties from the Transferred Assets; or (iii) terminate this Agreement. In the event of any termination pursuant to clause (ii) or (iii) immediately above, Buyer and Seller shall each be released from any and all liability to the other under the terms hereof to the extent of the transaction pertaining to such Assets or with regard to the transactions contemplated hereby, as applicable.

         5.13  Surveys.  The Parties agree as follows:

               (a) On or before the Execution Date, Seller shall deliver to Buyer, as to each parcel of Owned or Leased Real Property true, correct and complete copies of all of the following in the possession of Seller or under Seller's direct or indirect control: (i) real property surveys (the "Existing Surveys"); and (ii) any and all documents, instruments and agreements that relate directly or indirectly to such Existing Surveys.

               (b) On or before August 14, 1995, Seller shall cause to be prepared and delivered to Buyer, at Seller's expense, a current minimum standard detail survey (the "New Surveys") of each parcel of Owned Real Property in each case prepared in insurable form in accordance with standards applicable to registered and licensed land surveyors making surveys in the States in which each such parcel is located are located and in accordance with the further provisions of this Section. Each such New Survey shall show all easements, encroachments, access, dimensions, setbacks and restrictions and be certified to Buyer and the Title Company and shall be in form reasonably satisfactory to counsel for Buyer and the Title Company.

         5.14  Environmental Audits.  The Parties agree as follows:

               (a) On or before the Execution Date, Seller shall provide to Buyer true, correct and complete copies of all environmental audits or assessments or occupational health studies undertaken by or on behalf of the Seller or any governmental agency with respect to Seller or its assets, employees, Facilities or properties (including but not limited to the Owned Real Properties and the Leased Real Properties), the results of groundwater and soil testing, the results of underground fuel, water or waste tank tests and soil samples, written communications with Federal, state or local governments on environmental matters, and OSHA citations regarding the Owned or Leased Real Properties in the possession of Seller or under Seller's direct or indirect control, which shall include all such materials which relate directly or indirectly to the Jacksonville Excess Land.

               (b) As soon as reasonably possible after the Execution Date, but no later than August 14, 1995, Seller shall provide to Buyer, at Seller's cost and expense, an environmental audit (collectively, the "Audit") of all real properties and improvements to be purchased or leased by Buyer from and after the Closing Date which Audit shall show, to the reasonable satisfaction of Buyer, the absence of hazardous substances, hazardous wastes or toxic materials in, on or under the Facilities, as such materials are defined in Section 3.11 hereof. The Audit shall be conducted by environmental professionals (collectively, the "Experts") satisfactory to Buyer in Buyer's reasonable judgment, and shall be conducted at Seller's expense. Seller shall provide Buyer and/or the Experts full access to all such real properties for the purposes of such Audit and shall otherwise provide all reasonable cooperation and assistance in connection with same. Buyer shall give Seller reasonable prior notice, which may be oral, of the date, time and place of such Audit (or of site visits to do any of the foregoing). The Parties agree, subject to the requirements of applicable law, to keep any information resulting from such Audit or investigations confidential.

         5.15 Sales and Use Taxes. Buyer shall pay all state and local sales and use taxes payable in connection with the consummation and performance of the transactions contemplated hereby and waives any and all rights to collect same from Seller. Buyer shall report and remit all of such state and local sales and use taxes to the appropriate governmental authority as required by the law of any State applicable to the transactions contemplated hereby. The Parties will cooperate to the extent reasonably possible to minimize sales and use tax arising in connection with the transactions contemplated hereby. Seller agrees that Seller shall bear the responsibility for the payment of any such taxes for all periods prior to the Effective Date.

         5.16 Escrow Agreement. Pursuant to Section 2.3 hereof, the August Note Payment and the HDA Notes will be put into escrow on the Closing Date to provide a fund to satisfy: (i) Seller's and Capital's joint and several obligation to indemnify and hold Buyer harmless regarding Seller's and Capital's representation, warranties, agreements and covenants set forth herein; (ii) Seller's obligation to satisfy fully either on or after the Closing Date all obligations and liabilities of the Business which are not Liabilities; and (iii) any obligation of Seller to deliver funds to Buyer as a result of the Parties' determination of the Final Purchase Price in the manner contemplated herein.

               In connection therewith, the Parties agree that the Escrow Agreement shall provide by its terms for the following:
     (i) the Escrow Agreement shall exist for a period of three (3) years; and (ii) on December 31, 1996, December 31, 1997 and the third anniversary of the Closing Date, Seller may withdraw all cash then in the escrow, less an aggregate amount of cash equal to all valid claims then outstanding under and pursuant to this Agreement and/or the Escrow Agreement.

               Seller and/or Capital agree they shall obtain, in form, scope and substance reasonably satisfactory to Buyer, all consents required in Buyer's and Buyer's counsel's reasonable judgment for the placing of the HDA Notes into the escrow contemplated hereby, the payment of all payments of principal and interest coming due under the HDA Notes into the escrow account created by the Escrow Agreement, and the purchase of the HDA Notes by Buyer. In connection with the obtaining of such consents, Seller and Capital agree that Seller shall obtain an agreement in form, scope and substance reasonably satisfactory to Buyer from HD America that for so long as such HDA Notes remain outstanding, HD America will provide to Buyer financial information reasonably satisfactory to Buyer and/or Buyer's lenders regarding HD America's financial condition.

               Subject to the provisions of Section 9.4(c) Capital hereby agrees to guarantee the full payment of the HDA Notes in accordance with their terms pursuant to the Guaranty, and Seller hereby unequivocally and unconditionally guarantees to Buyer the full payment of the HDA Notes in accordance with their terms.

         5.17  Cleveland Service Center.  On the Execution Date,
     Buyer agrees and Seller acknowledges that Buyer and Breckenridge Corporation shall enter into an Agreement in the form attached as
     Exhibit 5.17 hereto, regarding the real properties (the "Cleveland Store") more particularly identified in Exhibit 5.17 hereto, which on the Execution Date are owned by Breckenridge Corporation and leased by Seller and which constitute Seller's service center located at East 34th Street and Superior Avenue in Cleveland, Ohio. Seller hereby agrees to terminate its lease of the Cleveland Store on the Closing Date.

         5.18  Expenses.  The Parties agree as follows:

               (a) If the Closing shall occur, Seller shall pay the following costs as Seller's sole cost and expense: (i) all costs and expenses of Seller as set forth herein; (ii) Seller's attorneys' fees; (iii) all costs of the issuance of the New Title Work; (iv) all costs of the New Surveys; (v) all abstracting costs; (vi) any brokerage commission payable by Seller; (vii) the cost of the Audit(s); (viii) the cost of any documentary stamps or transfer taxes caused by the conveyance of the Transferred Assets to Buyer; and (ix) any costs associated with the obtaining of any consent, permit or authorization required for the consummation of the transactions contemplated hereby. Buyer shall pay the following costs as Buyer's sole cost and expense:
     (i) all costs and expenses of Buyer as set forth herein; (ii) Buyer's attorneys' fees; and (iii) any brokerage commission payable by Buyer.

               (b) If the Closing shall not occur, Capital and Seller on the one hand and Buyer on the other shall pay equally the out-of-pocket expenses of Seller's obtaining of title insurance commitments, surveys, and environmental audits, and Buyer's out-of-pocket expenses for appraisals incurred by Buyer in seeking Buyer's financing. The Parties agree that their agreements set forth in this Section 5.18(b) shall survive termination of this Agreement as a valid and binding agreement of the Parties.

         5.19  Shareholders Meeting.

               (a) Seller will, as soon as practicable following the date of this Agreement and in accordance with the By-laws of the Seller and applicable law, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. Seller shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Seller and Capital agree that their obligations pursuant to this Section 5.19(a) shall not be affected by the commencement, public proposal, public disclosure or communication to Seller or Capital of any takeover proposal related directly or indirectly to Seller or Capital.

               (b) Capital agrees that it will vote all shares of the capital stock of Seller owned by Capital in favor of and to approve the transactions contemplated by this Agreement.

         5.20 Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all governmental entities (the "Governmental Entities") and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
     (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, provided that, in the case of Buyer, Buyer can do so without the occurrence of any out-of-pocket expenses (other than de minimis transaction expenses) on terms Buyer believes are commercially reasonable and will not result in a material diminution of the benefits Buyer expects to realize from this Agreement and the transactions contemplated hereby. In connection with and without limiting the foregoing, Seller, Capital and their Boards of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the transactions contemplated hereby, take all action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the such transactions.

               (b) Seller on the one hand and Buyer on the other shall give prompt notice to the other, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

         5.21. Public Announcements. Seller and Capital on the one hand and Buyer on the other will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process.

         5.22 UCC Review. As soon as reasonably possible after the Execution Date, but no later than August 14, 1995, Seller shall have caused to be delivered to Buyer an appropriate certificate from the Uniform Commercial Code filing officers of (i) the States in which the Business is conducted by Seller, and (ii) the applicable counties of such States listing creditors of Seller that have filed financing statements with respect to any of the Transferred Assets. Buyer shall have fifteen (15) days from the date of receipt of said certificates to examine such and notify Seller in writing of its objections with respect thereto, which objections shall be reasonably determined by Buyer. If Seller is unable to satisfy such objections prior to the Closing Date,

     Buyer shall either (a) accept Seller's title to the applicable Transferred Assets in its then condition, or, (b) at Buyer's election, exercised in Buyer's sole judgment, Buyer may, upon written notice to Seller, reduce the Purchase Price by the aggregate amount of Seller's aggregate debt secured by the applicable Transferred Asset(s), as such value is determined by Buyer in Buyer's reasonable judgment, and at Closing apply the reduction in full satisfaction of such obligation of Seller.

         5.23  Guaranty.  Capital agrees as follows:

               (a) On the Execution Date, Capital agrees to execute and to deliver to Buyer the Guaranty (the "Guaranty") attached hereto as Exhibit 5.22.

               (b) If Capital owns any assets utilized by Seller in the conduct of the Business, all such assets shall be considered Transferred Assets and shall be conveyed, in the manner set forth herein, by Capital to Buyer at Closing.

         5.24 Post-Closing Warranty Work. The Parties agree as follows regarding the performance from and after the Closing Date of warranty work (collectively, the "Post Closing Warranty Work") relating to the operations of the Business by Seller prior to the Closing Date: if claims arise as result of any warranties on Inventory sold prior to the Closing Date, Buyer shall perform such work at a cost equal to Buyer's cost for materials (to the extent that applicable materials are not recovered from Seller's vendor) and direct labor. To the extent the costs of such warranty work are not reflected on the Closing Balance Sheet, such costs shall not be an Assumed Liability, but shall be an expense of Seller. Buyer agrees that Buyer, in the ordinary course of Buyer's business, shall attempt to recover the costs of such warranty work from Seller's vendors. Buyer shall indemnify and hold Seller harmless for all Damages (as such term is defined herein) caused by or arising directly or indirectly from Buyer's failure to perform fully such warranty work.

         5.25 Bulk Sale. Seller shall comply in all material respects with the bulk transfer provisions under the Uniform
     Commercial Code enacted in any of the jurisdictions in which any of the Transferred Assets are located.

         5.26 Allocation. The Purchase Price, consisting of (i) the amount of cash transferred pursuant to Section 2.2(a) hereof and
     (ii) the aggregate dollar amount of the Funded and Assumed Liabilities and (iii) all other consideration delivered to Seller hereunder shall be allocated among the Transferred Assets (collectively, the "Basis") in a manner determined by Buyer.
     Such allocation of the Basis shall be conclusive and binding on both Buyer and Seller for purposes of their federal, state and local income (if any) tax returns. Buyer and Seller shall prepare and timely file all such reports and returns as may be required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), to report such allocation of the Basis.

         5.27  Employees, Benefit Plans, Etc.

               (a) Employees. Seller agrees to permit Buyer throughout the period between the Execution Date and the Closing Date (i) to meet with the employees of Seller (the "Employees") at such times as shall be approved by a representative of Seller (which approval shall not be unreasonably withheld) and (ii) to distribute to the Employees such forms and other documents setting forth terms and conditions upon which employment, if any, by Buyer is offered (the Parties agreeing there being no obligation of Buyer to do so) and any other forms and documents relating to employment after the Closing Date by Buyer as Buyer may request.

               (b) WARN. If required, Seller agrees to comply fully with the United States Workers' Adjustment and Retaining
     Notification Act.

               (c) Benefits. Seller agrees that, regarding all claims by employees of Seller arising from events occurring on or prior to the Closing Date under the Plans (including, but not limited to, life insurance, medical and disability programs), or otherwise, Seller at its own expense shall honor or cause its insurance carriers to honor such claims whether made on, before or after the Closing Date, as applicable, in accordance with the terms and conditions of such plans or programs without regard to the employment by Buyer of any Employee after the Closing Date.

               (d) Benefit Plans. The Parties agree Buyer shall not assume or be responsible for any liability or obligation whatsoever regarding any of the Plans. Seller hereby agrees to indemnify and hold harmless Buyer from and against any and all liabilities or obligations accrued by employees of Seller under or pursuant to or in connection with the Plans or in connection with their employment by Seller. Buyer shall provide such benefits to those Employees of Seller that become employed by Buyer on or after the Closing Date as Buyer, in its sole discretion, shall determine.

               (e)  Seller 401(k) Plan.  The Parties agree as follows:

                  (i) Before the Closing, Capital and Seller shall take any and all steps necessary to terminate the Employees' Profit Sharing and Salary Deferral Plan of Capital Industries, Inc. (the "Capital 401(k) Plan"). As part of the termination of the Capital 401(k) Plan, Capital and Seller shall request a determination from the Internal Revenue Service that termination of the Capital 401(k) Plan shall not adversely affect its continuing tax qualification, and Capital and Seller shall delay distributions from the terminated Capital 401(k) Plan until they receive a favorable determination from the Internal Revenue

     Service. Capital and Seller also agree that they will not establish a successor plan within the meaning of Treas. Reg. Sec. 1401(k)-1(d)(3) at any time during the period ending twelve (12) months after distribution of all assets from the terminated
     Capital 401(k) Plan.

                  (ii) Buyer hereby agrees that it shall take any and all action necessary to permit the participants in the Capital 401(k) Plan who become, at Buyer's sole option, employed by Buyer to elect to have their account balances held at Closing in the Capital 401(k) Plan and otherwise distributable to them to be transferred in accordance with Section 401(a)(31) of the Code to Buyer's 401(k) plan as soon as applicable after Capital and Seller receive a favorable determination from the Internal Revenue Service that the termination of the Capital 401(k) Plan does not adversely affect the Capital 401(k) Plan's continuing tax qualification. Buyer's obligation, however, to so is conditioned upon its receipt from the trustee of the Capital 401(k) Plan of a true, correct and complete copy of such determination letter.

                  (iii) Buyer shall amend its 401(k) plan upon terms and conditions satisfactory to Buyer in Buyer's reasonable judgment to provide credit for eligibility and vesting purposes to the employees of Seller, if any, who become employees of Buyer to reflect the period of such employee's employment with Seller.

         5.28 Mail Received After Closing. On or after the Closing, Seller agrees (i) to deliver or cause to be delivered to Buyer all correspondence addressed to Seller relating to the Business, the Transferred Assets or the Funded or Assumed Liabilities, and
     (ii) that Buyer may receive and open all mail addressed to the Seller or the Business and deal with the contents thereof to the extent that such mail and the contents thereof relate to the Business or any of the Transferred Assets or Liabilities. Buyer agrees to deliver or to cause to be delivered to Seller all other mail received which is addressed to Seller and does not relate to the Transferred Assets, the Business or the Assumed Liabilities.

         5.29 Access to Books and Records. Seller and Buyer agree that on and until the Closing Date each will permit the other and their respective representatives (including their counsel, accountants and auditors), during normal business hours, to have reasonable access to and examine and make copies (at the expense of the requesting Party) of all Books and Records in their respective possession or the possession of any of their respective subsidiaries, if any, pertaining to the Business (including, but not limited to, correspondence, memoranda, books of account, payroll records and the like); provided, however, that Buyer shall not be entitled to access to confidential information of HD America in the hands of Seller, except as provided by Section 5.16 hereof.

         5.30 Interim Financial Statements. Capital shall deliver to Buyer in accordance with Section 5.35 true, correct and complete copies of Capital's consolidating balance sheets and statements of operations for Capital as of and for the months ending between the Execution Date and the Closing Date. When so delivered, all such Interim Financial Statements shall be considered delivered as part of Schedule 3.6B .

         5.31 Jacksonville Property. Seller hereby agrees, at Seller's expense, to obtain and deliver to Buyer, as soon as reasonably possible following the Execution Date, a Phase I and Phase II environmental audit of Seller's real properties and improvements located at 2525 West Beaver Street, Jacksonville, Florida (the "Jacksonville Property"). Seller and Capital further agree that if either such audit shall reveal environmental contamination of the Jacksonville Property, Seller shall promptly and fully remediate all such contamination in accordance with all applicable federal, state and local regulations and to the reasonable satisfaction of Buyer.

         Capital and Seller further agree that Buyer shall not be obligated to purchase the Jacksonville Property unless and until Buyer shall have received both Audits in form, scope and substance reasonably satisfactory to Buyer showing the absence of any environmental contamination at the Jacksonville Property and that Seller's representations and warranties set forth in Section
     3.11 hereof are true, correct and complete regarding the Jacksonville Property. The Parties agree that on the Closing Date, if either Audit is either (i) not available because uncompleted and in progress, or (ii) show the presence of any environmental contamination at the Jacksonville Property and/or that Seller's representations and warranties set forth in Section
     3.11 hereof are not true, correct and complete regarding the Jacksonville Property, Buyer shall not purchase the Jacksonville Property at Closing but shall instead lease the Jacksonville Property from Seller on the Closing Date, which lease shall be triple net and further provide by its terms for a month-to-month rental at a fixed monthly rental of Five Thousand Dollars ($5000.00) per month and that it will terminate automatically upon the first to occur of the following: (y) both Audits are received by the Parties showing the absence of any environmental contamination at the Jacksonville Property and that Seller's representations and warranties set forth in Section 3.11 hereof are true, correct and complete regarding the Jacksonville Property, or (z) Seller has promptly and fully remediated, at Seller's expense, any environmental contamination revealed by either Audit in accordance with both all applicable federal, state and local regulations and to the reasonable satisfaction of Buyer, at which time Buyer shall purchase the Jacksonville Property from Seller as required by this Agreement.

         In the event that Seller must undertake remediation at the Jacksonville Property, Seller agrees with Buyer that Seller shall undertake such remediation promptly and pursue such remediation without interruption and with all reasonable due diligence until completed fully in accordance with the requirements of this
     Section 5.31.

         5.32 Liquidation, Distribution. Buyer acknowledges that Buyer has been notified by Seller and Capital that after the Closing Date: (i) Capital intends to merge Seller into Capital, with Capital to be the surviving entity, and (ii) following such merger, Capital intends to liquidate and cease its corporate existence, all under and pursuant to the laws of Indiana. Capital and Seller hereby agree that they will not effect such merger and liquidation until the Final Purchase Price is determined as required by this Agreement, and further agree that they shall not effect such merger or dissolution, or distribute or otherwise convey the funds delivered to them at the Closing contemplated hereby to their shareholders until the Final Purchase Price has been determined and any transfers of funds contemplated by Section 2.2 hereof completed.

         5.33 Contracts. Pursuant to Section 1.2 hereof, Seller is not required to disclose to Buyer Contracts which are (i) terminable on thirty (30) days or less notice without penalty or cost or (ii) require the payment, in the aggregate as to each, of Five Thousand Dollars ($5,000). Seller agrees to indemnify and hold Buyer harmless from any and all Damages caused by or arising directly or indirectly from Seller's failure to disclose any such agreements to Buyer, and further agrees that such indemnification shall not be subject to the requirement set forth in Section 9.3 hereof that Damages suffered by Buyer must exceed the sum of Fifty Thousand Dollars ($50,000) before Buyer may seek indemnification from Seller and Capital, and Seller and Capital agree that Buyer may seek indemnification from Seller and Capital without regard to such limitation.

         5.34 Software and Intangible Assets. As to the Software, the Seller Names, the Seller Logos and the Other Intangible Assets, Buyer agrees that Seller shall quitclaim the Software, the Seller Names, the Seller Logos and the Other Intangible Assets to Buyer at Closing, and notwithstanding any contrary provision of this Agreement, Buyer agrees that Seller and Capital shall indemnify and hold Buyer harmless in the manner set forth herein only as to any claims caused by or arising directly or indirectly from Seller's or its Affiliates' ownership and use of the Software, the Seller Names, the Seller Logos and the Other Intangible Assets prior to the Closing Date.

         5.35 Schedule Deliveries by Seller. Buyer and Seller hereby agree as follows regarding the deliveries by Seller contemplated by this Agreement:

         (a) Seller and Capital shall deliver to Buyer, in accordance with the terms and conditions of this Agreement, the following
     Schedules:

               1.2D    Schedule of Seller Receivables
               1.2E    Schedule of Inventory
               1.2F    Schedule of Furniture, Fixtures and Equipment
               2.1B    Schedule of Trade Payables
               2.1C    Schedule of Accrued Expenses
               2.3A    July 31 Balance Sheet
               2.3B    Closing Statement
               2.3C    August 31, 1995 Balance Sheet
               2.3D    August 31 Statement
               3.6A    Consolidated Balance Sheets as at March 31,
                       1993, 1994, and 1995
               3.6B    Interim Financial Statements as of December
                       31, 1994, January 31, 1995, February 28, 1995,
                       April 30, 1995, and May 31, 1995
               3.6C    Audited Consolidated Balance Sheet as of March
                       31, 1995
               3.9  Copies of the Leases

         (b) Seller and Capital hereby agree that the delivery of each of the Schedules shall be accompanied by a certificate of the president or any duly authorized executive officer of Seller that such Schedules are delivered under and pursuant to the applicable sections of this Agreement and comply fully with the requirements of such sections, including any representations or warranties of Capital or Seller set forth therein.

         5.36 City Truck. Seller and Capital acknowledge that Buyer has not assumed and shall not be construed or deemed to have assumed the obligation of Seller and/or Seller's Affiliates under and pursuant to the City Truck Agreement. In connection therewith, however, Buyer acknowledges to Seller and Capital that from and after the Closing Date Buyer will be subject to the restrictions applicable to Seller and Seller's Affiliates set forth in the City Truck Agreement on Buyer's use of the Truckpro name.

         5.37 Board Approval. Seller and Capital have not received, as of the Execution Date, the approval (the "Board Approval") of their respective Boards of Directors for the transactions contemplated hereby. Seller and Capital agree to seek Board Approval at regular or special meetings of their Boards of Directors on or before July 21, 1995. If, on or before such date, the Board Approval is not obtained in form, scope and substance reasonably satisfactory to Buyer on the one hand and Seller and Capital on the other, the Parties agree that, notwithstanding any contrary provision of this Agreement, this Agreement shall at 11:59 p.m. CST on July 21, 1995 become null and void and of no further force and effect, and Buyer on the one hand and Seller and Capital on the other shall have no obligations of any kind or character to the other hereunder.

         5.38 HDA Note. Buyer, Seller and Capital acknowledge and agree that, after the Execution Date, Seller will receive from HD America, Inc., pursuant to Seller's agreements with HD America,

     Inc., cash, the August Note Payment and an additional HDA Note relating to Seller's business operations prior to the Closing Date. Seller agrees that upon Seller's receipt of the August Note Payment and such HDA Note, but not such cash, shall be promptly delivered to the Escrow Agent into escrow under and pursuant to the Escrow Agreement and thereafter dealt with by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement.

                                 ARTICLE VI
          CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE

         The obligation of Buyer to close shall be subject to the following conditions precedent:

         6.1 Fulfillment of Covenants. Capital and Seller shall have performed and completed all covenants, obligations and agreements required by this Agreement to be so performed or complied with by it at or prior to the Closing, and Capital and Seller shall deliver to Buyer a certificate dated as of the Closing Date executed by the Chairman of the Board, the President or any Vice President of each such corporation so stating.

         6.2 Corporate Approval. Buyer shall have received a certified copy of the resolutions of the shareholders and Board of Directors of Capital and Seller, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

         6.3 Representations and Warranties. The representations and warranties of Capital and Seller contained in this Agreement shall be complete and accurate on the date when made and shall also be accurate in all such respects on the Closing Date to the same extent as if made on such date. Capital and Seller shall deliver to Buyer a certificate dated as of the Closing Date executed by the Chairman of the Board, the President or any Vice President of each such corporation stating that such representations and warranties are true, correct and accurate to the same extent as if made on the Closing Date, and that all conditions precedent to Closing to be performed by Seller and Capital shall have been performed.

         6.4 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree which (a) restrains or prohibits the consummation of the transactions contemplated hereby, (b) if adversely decided will have a material adverse effect on the business, operations, condition (financial or otherwise), liabilities, assets, earnings or prospects of the Business.

         6.5 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

         6.6 Opinion of Seller's Counsel. Buyer shall have received an opinion of Barnes & Thornburg, counsel to Seller, dated the Closing Date, in substantially the form of Exhibit 6.6 hereto.

         6.7 Documents. The Subsidiary Agreements and all other documents to be delivered by Seller to Buyer at the Closing Date shall be in form and substance reasonably satisfactory to Buyer.

         6.8 Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained which are necessary, in the reasonable opinion of counsel to Buyer, in connection with (a) the execution and delivery by Seller of this Agreement or the Subsidiary Agreements, (b) the consummation by Seller of the transactions contemplated hereby or thereby, (c) the ownership or leasing and operation by Buyer of the Transferred Assets, (d) the assumption by Buyer of the Assumed Liabilities, including the Contracts, or (e) the conduct by Buyer of the Business as previously conducted by Seller on the Execution Date.

         6.9  Liens Discharged.  The Encumbrances other than the
     Permitted Encumbrances shall have been terminated or otherwise discharged to Buyer's reasonable satisfaction.

         6.10 Liabilities Other Than Assumed Liabilities. Seller shall have paid or shall have made provision in form and substance reasonably satisfactory to Buyer for the payment of all liabilities of Seller not constituting Assumed Liabilities.

         6.11 Certificates. Buyer shall have received such certificates of officers of Seller and public officials as Buyer may reasonably request to assure itself that the representations and warranties of Seller contained herein are true at and as of the Closing Date and that the other conditions to Buyer's obligations hereunder have been satisfied. Seller agrees, however, that the obtaining thereof by Buyer shall not limit, waive, abate, release, limit or otherwise affect Seller's covenants, agreements, representations and warranties set forth herein or in any Subsidiary Agreement.

         6.12  Title Policies.  Seller's title to all Transferred
     Assets shall be satisfactory to Buyer in Buyer's reasonable judgment.

         6.13 Audit. Buyer shall have received the Audit in form, scope and substance reasonably satisfactory to Buyer, showing the absence of any hazardous or toxic materials in, on, or under the Facilities, as defined in Section 3.11.

         6.14 Other Matters. Buyer shall have received copies of such other documents, certificates, approvals, opinions, surveys, waivers and amendments as Buyer and its counsel may reasonably require.

         6.15 Employment Agreements. Buyer shall have entered into Employment Agreements or other arrangements satisfactory to Buyer, in its reasonable judgment, with Messrs. H. William Mutz, Darrell Fife, Ed Hugill, and Don Jones.

         6.16 Cleveland Service Center. Buyer shall be satisfied in its reasonable judgement that the transactions contemplated by its Agreement with Breckenridge Corporation shall be consummated on the Closing Date.


                                ARTICLE VII
                 CONDITIONS PRECEDENT TO THE OBLIGATION OF
                        SELLER AND CAPITAL TO CLOSE

         The obligation of Seller and Capital to close shall be subject to the following conditions precedent:

         7.1 Fulfillment of Covenants. Buyer shall have performed or complied with all of its covenants, obligations and agreements required by this Agreement to be so performed or complied with by it at prior to Closing, and Buyer shall deliver to Seller and Capital a certificate dated as of the Closing Date executed by its General Partner.

         7.2 Partnership Approval. Seller shall have received a certified copy of the resolutions of the Board of Directors of Buyer's General Partner, certified by its Secretary or an Assistant Secretary, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

         7.3 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be complete and accurate on the date when made and shall also be accurate in all such respects on the Closing Date to the same extent as if made on such date. Buyer shall deliver to Seller a certificate dated as of the Closing Date executed by the Chairman of the Board, the President or any Vice President of Buyer's General Partner stating that such representations and warranties are true, correct and accurate to the same extent as if made on the Closing Date, and that all conditions precedent to Closing to be performed by Buyer shall have been performed.

         7.4 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree which restrains or prohibits the consummation of the transactions contemplated hereby.

         7.5 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or an order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided.

         7.6 Opinion of Buyer's Counsel. Seller shall have received an opinion from the Rose Law Firm, P.A., counsel to Buyer, dated the Closing Date, in substantially the form of Exhibit 7.6 hereto.

                                ARTICLE VIII
                          TERMINATION OF AGREEMENT

         8.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

         (a)  by mutual written agreement of Buyer and Seller,

         (b)  by Buyer, if it so elects pursuant to clause (a)(ii) of
     Section 5.10; or

         (c) by Buyer or Seller at any time after September 30, 1995.

         8.2 Procedure Upon Termination. In the event of termination pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given by the terminating Party to the other Party or Parties and the transactions contemplated by this Agreement shall be terminated, without further action by either Party or Parties. If the transactions contemplated by this Agreement are terminated as provided herein:

         (a) Each Party shall return all documents, work papers, and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; the Parties agree that they shall, in addition, keep all such information confidential and shall not disclose or allow disclosure to others of any portion of such information unless such disclosure is required by law;

               (b) Notwithstanding any other provision of this Agreement or any other document, neither Capital, Seller nor any other person shall have any further rights or remedies against Buyer, or any of its partners, Affiliates, shareholders, officers, directors or employees;

               (c) Notwithstanding any other provision of this Agreement or any other document, neither Buyer nor any other person shall have any further rights or remedies against Capital or Seller, or any of their Affiliates, officers, directors or employees; and

               (d) such termination shall not in any way limit or restrict the rights and remedies of any Party hereto against any other Party which has willfully or otherwise breached any of the agreements, covenants, representations, warranties or other provisions of this Agreement prior to termination hereof.

                                 ARTICLE IX
                              INDEMNIFICATION

         9.1 Survival of Representations. All representations, warranties, covenants and agreements made by any Party to this Agreement or pursuant hereto shall be true, complete and correct as of the Execution Date and at and as of the Closing Date as though such representations, warranties, covenants and agreements were initially made at and as of the Closing Date. The representations, warranties, covenants and agreements of the Parties shall survive the Closing hereunder and any investigation made by or on behalf of any Party hereto for three (3) years after the Closing Date. The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any Party hereto or by anyone on behalf of any such Party, except as specifically set forth herein.

         9.2 Statements as Representations. All financial statements contained herein and the financial statements referred to in Section 3.6 hereof, the Exhibits and all officers' certificates delivered pursuant to this Agreement shall be deemed representations and warranties within the meaning of Sections 3.31, 6.3, 7.3 and Article 9 hereof.

         9.3 Capital's and Seller's Agreement to Indemnify. Subject to the terms and conditions of this Article 9, Capital and Seller jointly and severally agree to indemnify, defend and hold harmless Buyer and any partner, director, officer, subsidiary or Affiliate of Buyer (collectively, the "Buyer Group"), at any time after consummation of the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by Buyer Group or any member thereof, directly or indirectly, by reason of or resulting from (a) obligations or claims of or against Seller or any Affiliate of Seller (whether absolute, accrued, contingent or otherwise) existing as of the Closing Date or arising out of facts, conditions or circumstances occurring at or prior to the Closing Date whether or not such liabilities, obligations or claims were known at the time of the Closing, other than the Liabilities; (b) a breach of any representation, warranty or agreement of Seller contained in or made pursuant to this Agreement or in any Exhibit, certificate, instrument or other document delivered pursuant hereto or in connection herewith; (c) any actual or alleged pollution or threat to the environment relating to the Business to the extent that such actual or alleged pollution or threat to the environment is related in any way to facts, conditions or circumstances that occurred or existed on or prior to the Closing Date, including, but not limited to, (i) Damages resulting from any noncompliance with any Environmental Laws, (ii) any action to bring the Business into such compliance or (iii) any other Damages imposed pursuant to any Environmental Laws; (d) any claims received or liability incurred for brokerage commissions or finder's fees arising directly or indirectly by reason of any action taken or not taken by Seller; or (e) any claim by any person caused by or arising directly or indirectly from Seller's solicitation of the approval of its shareholders, including but not limited to, the preparation and transmittal of the Proxy Statement; provided, however, that Seller and Capital will not have any such liability to Buyer until the aggregate of all Damages incurred by Buyer exceeds on a cumulative basis the sum of Fifty Thousand Dollars ($50,000), in which case all Damages relating to timely asserted claims owing by Seller or Capital at such time to Buyer (including without limitation such $50,000 threshold), and at any time thereafter may be recovered. All such claims are referred to collectively herein as the "Buyer Claims".

         Buyer agrees that nothing in this Section 9.3 shall be deemed to or shall be construed to prohibit the merger of Seller into Capital following the Closing Date. Buyer further agrees that, solely as to Seller's conveyance to Buyer of the Software, the Seller Names, the Seller Logos and the Other Intangible Assets, Seller shall have no obligation to indemnify or hold Buyer harmless in accordance with the provisions of this Paragraph 9.3 regarding any claim for infringement regarding the ownership or use of such assets of Seller following the Closing Date.

         9.4 Buyer's Recourse. Capital and Seller hereby represent and warrant to Buyer that following the Closing Date Capital and Seller shall merge under the laws of Indiana, with Capital to be the surviving entity, and that following such merger, Capital will liquidate and cease its existence as an entity. Buyer on the one hand and Capital and Seller on the other hereby agree, as to Capital's and Seller's joint and several obligation to indemnify and hold Buyer harmless, to the following:

               (a) Capital and Seller hereby agree that for so long as either or both shall maintain its existence, Buyer may seek indemnification from either or both. Capital agrees that the merger of Seller into Capital shall not prohibit, limit, abate, waive or diminish in any way Capital's or Seller's joint and several obligation to indemnify and hold Buyer harmless under and pursuant to the terms and conditions of this Agreement.

               (b) Buyer hereby consents to (i) the merger of Seller into Capital, with Capital as the surviving entity, from and after the Closing Date; Seller and Capital agree such merger shall be subject to the terms and conditions of this Agreement, and (ii) the subsequent liquidation of Capital and the cessation of Capital's existence as a corporation, under and pursuant to the laws of Indiana; Capital agrees such liquidation shall be subject to the terms and conditions of this Agreement.

               (c) Buyer hereby agrees that following the merger of Seller into Capital, with Capital the surviving entity, and the effective date of Capital's dissolution, Buyer shall look solely to the monies and assets of Seller contained in the escrow established pursuant to Sections 2.3(e) and 5.16 hereof as the sole source of funds from which to satisfy any obligation of Seller or Capital to indemnify and hold Buyer harmless in the manner set forth herein, and Buyer agrees that Buyer shall not seek recourse from any of Capital's shareholders or any member of the Seller Group, as such term is defined below.

         9.5 Buyer's Agreement to Indemnify. Subject to the terms and conditions of this Article 9, Buyer agrees to indemnify, defend and hold harmless Seller or any Affiliate of Seller (the "Seller Group"), at any time after the Closing Date, from and against all Damages asserted against, resulting to, imposed upon or incurred by the Seller, directly or indirectly, by reason of or resulting from (a) Buyer's failure to satisfy fully or to fund fully the Liabilities, or (b) a breach of any representation, warranty or agreement of Buyer contained in or made pursuant to this Agreement or in any Exhibit, certificate, instrument or other document delivered pursuant hereto or in connection herewith (collectively, "Seller Claims"); provided, however, that Buyer will not have any such liability to Seller or Capital until the aggregate of all Damages incurred by Buyer exceeds on a cumulative basis the sum of Fifty Thousand Dollars ($50,000), in which case all Damages relating to timely asserted claims owing by Buyer at such time to Seller or Capital (including without limitation such $50,000 threshold), and at any time thereafter may be recovered; and provided, further, however, that Buyer's failure to deliver the Purchase Price to Seller at Closing or failure to pay or otherwise satisfy fully the Liabilities in accordance with the requirements of this Agreement shall not be subject to the requirement set forth in this Section 9.5 hereof that Damages suffered by Seller must exceed the sum of Fifty Thousand Dollars ($50,000) before Seller may seek indemnification from Buyer, and Buyer agrees that Seller may seek indemnification from Buyer without regard to such limitation.

         9.6 Conditions of Indemnification. The obligations and liabilities of Seller and Buyer regarding Seller Claims and Buyer

     Claims (collectively, "Claims") made by third parties shall be subject to the following terms and conditions:

               (a) The indemnified Party will give the indemnifying Party prompt notice of any such Claim, and the indemnifying Party shall have the right, upon the delivery of written notice thereof to the other Party, to undertake the defense thereof by representatives chosen by it;

               (b) If the indemnifying Party, within fifteen (15) business days after receipt notice of such Claim, fails to defend the indemnified Party against which such Claim has been asserted, the indemnified Party shall (upon further notice to the indemnifying Party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying Party subject to the right of the indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; and

               (c) Anything in this Section 9.5 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may affect the indemnified Party other than as a result of money damages or other money payments, the indemnified Party shall have the right, at its own cost and expense, to defend, compromise or settle such Claim; provided, however, that if such Claim is settled without the indemnifying Party's consent (which consent shall not be unreasonably withheld), the indemnified Party shall be deemed to have waived all rights hereunder against the indemnifying Party for money damages arising out of such Claims, and (ii) the indemnifying Party shall not, without the written consent of the indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as unconditional term thereof the giving by the claimant or the plaintiff to the indemnified Party a release from all liability in respect to such Claim.

         9.7 Remedies Cumulative. Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any Party hereto of any other rights or the seeking of any other remedies against any other Party hereto.

                                 ARTICLE X
                               MISCELLANEOUS

         10.1 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

               (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

               (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         10.2 Relief. Buyer on the one hand and Seller and Capital on the other acknowledge and agree that in view of the uniqueness of the business and the Transferred Assets damages at law would be insufficient for breach of any of their respective covenants in this Agreement. Accordingly, the Parties hereto agree that in the event of a breach or threatened breach of any provisions of this Agreement, Buyer or Seller, as appropriate, shall be entitled to equitable relief in the form of an injunction or, if applicable, specific performance, to prevent irreparable injury. Nothing herein shall be construed as prohibiting any party hereto from pursuing any remedies, including damages, for breach or threatened breach of this Agreement.

         10.3 Further Assurances. Each Party hereto shall, from time to time after the Closing, at the request of any other Party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer and assumption, and take such other actions, as such other Party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

         10.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be sent by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or by telex, telegram or facsimile transmissions, or delivered by hand or by overnight or similar delivery service, fees prepaid, to the Party to whom it is to be given at the address of such Party set forth below or to such other address for notice as such Party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, any notice given by certified mail (or by such comparable method) shall be deemed to have been given three business days after the time of certification thereof (or comparable act).


         If to Buyer:                   Haygood, Inc.
                                        1100 North University
                                        Suite 1100
                                        Little Rock, Arkansas  72207
                                        Attn.:  J. Dale Dawson

         With a copy to:                The Rose Law Firm
                                        120 East Fourth Street
                                        Little Rock, Arkansas  72201
                                        Attn.:  William H. Kennedy III

         If to Seller or Capital:       Capital Industries, Inc.
                                        8900 Keystone Crossing
                                        Suite 1150
                                        Indianapolis, IN  46240
                                        Attn: O.U. Mutz

         With a copy to:                Barnes & Thornburg
                                        1313 Merchants Bank Building
                                        11 South Meridian Street
                                        Indianapolis, Indiana  46204
                                        Attn.:  Robert H. Reynolds

         10.5 Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         10.6 Waiver. The failure of any Party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the Parties hereto.

         10.7  LAW GOVERNING.  THIS AGREEMENT SHALL BE GOVERNED BY
     AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

         10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument notwithstanding that all Parties are not signatories to each counterpart.

         10.9 Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by Seller, except that after the Closing Date Seller and Capital may assign their respective rights and obligations under this Agreement and the Subsidiary Agreements to any trustee of a liquidating trust or other duly authorized agent in connection with the contemplated merger of Seller and dissolution of Capital. In such event, such trust or agent shall agree in writing, in form, scope and substance reasonably satisfactory to Buyer, to be bound by the terms and conditions of this Agreement.

     Buyer may assign this Agreement and the rights and obligations hereunder to any subsidiary of or Affiliate of Buyer provided Buyer shall remain a Party to this Agreement.

         10.10 Amendments. This Agreement may not be modified, amended or supplemented except by an agreement in writing signed by all of the Parties thereto.

         10.11 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the Parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         10.12 Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both genders and the singular number shall include the plural.

         10.13 Entire Agreement. This Agreement and the executed documents, the forms of which are attached hereto as Exhibits or referred to herein, together with the Exhibits hereto and thereto, shall constitute the entire agreement between the Parties hereto regarding the transactions contemplated hereby and shall supersede all prior negotiations, understandings and agreements, including the Letter of Intent, which is hereby terminated; provided, however, that Buyer, Seller and Capital hereby agree this Paragraph 10.13 shall not extend to the provisions of a letter agreement regarding the payment of certain expenses of the transactions contemplated hereby and the payment of auditors' expenses dated July 6, 1995.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.


                                   CAPITAL INDUSTRIES, INC.


                                   By:    /s/ O. U. Mutz
                                          ----------------------------
     --
                                   Name:   O. U. Mutz
                                   Title:  Chairman


                                   TRUCKPRO PARTS & SERVICE, INC.


                                   By:    /s/ O. U. Mutz
                                          --------------------------
                                   Name:   O. U. Mutz
                                   Title:  Chairman

                                   HAYGOOD LIMITED PARTNERSHIP,
                                   HAYGOOD, INC., an Arkansas
                                        corporation,
                                   General Partner


                                   By:    /s/ J. D. Dawson
                                          ----------------------------
                                   Name:   J. Dale Dawson
                                   Title:  President


                                   CORAL THREE, an Arkansas
                                   corporation, General Partner


                                   By:   /s/ Jon E. Jacoby
                                         -----------------------------
                                   Name:   Jon E. Jacoby
                                   Title:  President


                                   DAWSON CAPITAL CORPORATION, an
                                   Arkansas corporation,
                                   General Partner


                                   By:   /s/ J. D. Dawson
                                         -----------------------------
                                   Name:  J. Dale Dawson
                                   Title:  President